UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
INTUITIVE SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTUITIVE

Notice of the 2023 annual meeting of stockholders and proxy statement

The terms "Intuitive Surgical," the "Company," "Intuitive," "we," "our," and "us" in this Proxy Statement refer to Intuitive Surgical, Inc.

Founding principles

These have been our guideposts since our formation.

Patients first, always.
Our products and services impact lives — we see our role in healthcare as a solemn responsibility. We focus on the problems that matter most to our customers.

Quality counts.
We never bend or wink at the truth. If something goes wrong, we seek to find the root cause, not to blame. We understand that quality requires investment.

Strive for meaningful progress daily.
We are working on a hard set of problems that impact people's lives. We strive to meet our long-term goals with daily focus and diligence.

Small teams win.
We believe in small, agile, inclusive teams of outstanding staff that deliver results and exceed our customers' expectations.

First-principles thinking.
Innovation is essential to our success. We frame problems clearly, understand key performance metrics and evidence, brainstorm broadly and implement solutions that address the whole.

Learn from everyone. Copy no one.
As pioneers of robotic-assisted surgery, we have introduced new ideas and challenged the status quo. We actively learn from our customers, our team and those outside our company.

Believe the beliefs. Deliver the results.
We behave in ways consistent with our values and expect to achieve our goals. We attend to both the "how" and the "what."

Humility.
We reject personal and organizational arrogance. A better idea can come from anywhere inside or outside our organization — our doors and minds are always open.

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Intuitive Surgical, Inc.:
We are pleased to provide notice of the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Intuitive Surgical, Inc. that will be held on Thursday, April 27, 2023, at 3:00 p.m. Pacific Daylight Time. The Annual Meeting will be held both in person and virtually online. You will be able to attend and participate in the Annual Meeting in person at 1020 Kifer Road, Sunnyvale, California 94086, or online by visiting and following the instructions posted at www.virtualshareholdermeeting.com/ISRG2023, where you will be able to listen to the meeting live, submit questions, and vote.
Items of Business and Board Voting Recommendations

Proposals		Board Vote Recommendation	Page Reference
1	To elect eleven members to the Board of Directors of the Company to serve until the 2024 Annual Meeting of Stockholders (Proposal No. 1).	“FOR” each of the nominees	71
2	To consider and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement (Proposal No. 2).	“FOR”	72
3	To consider and approve, on an advisory basis, the frequency of the advisory vote on the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement (Proposal No. 3)	“ONE YEAR”	73
4	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 4).	“FOR”	74
5	To consider and vote upon a stockholder proposal regarding pay equity disclosure (Proposal No. 5), if properly presented at the Annual Meeting.	“AGAINST”	75
And any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.
Record Date
Only stockholders of record at the close of business on February 28, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
Proxy Materials
We are pleased to continue to provide access to our proxy materials over the Internet instead of mailing printed documents. We believe that this process allows us to provide information regarding the Annual Meeting in a more timely manner, while reducing the environmental impact and the cost of our Annual Meeting. The Notice will be mailed to stockholders starting on or about March 14, 2023, and contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how to request a copy of our proxy materials, including the attached Proxy Statement, our 2022 Annual Report, and a form of proxy card or voting instruction card.
Attendance at the Annual Meeting In Person
To attend and participate in the Annual Meeting in person, you will need to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date. If your shares are held in the name of a bank, broker, or other holder of record, you should bring your bank or brokerage statement evidencing your beneficial ownership of Intuitive Surgical, Inc. stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of February 28, 2023. If you will attend the Annual Meeting in person, please check in at the reception desk at 1020 Kifer Road, Sunnyvale, California 94086 by 2:45 p.m. Pacific Daylight Time. Admission to the Annual Meeting in person will be on a first-come, first-served basis. Late arrivals will not be permitted to attend the Annual Meeting in person. The use of cell phones, smartphones, recording and photographic equipment, and/or computers is not permitted in the meeting rooms at the Annual Meeting.
Your vote is important! Whether or not you are able to attend the Annual Meeting in person or virtually online, it is important that your shares be represented. Please vote as soon as possible.
On behalf of our Board of Directors, thank you for your participation in this important annual process.

By order of the Board of Directors

/s/ Gary S. Guthart, Ph.D.
Gary S. Guthart, Ph.D.
President and Chief Executive Officer
Sunnyvale, California
March 10, 2023
Please note that attendance at the Annual Meeting, whether in person or virtually online, will be limited to stockholders as of the record date, or their authorized representatives, and guests of Intuitive.

GENERAL INFORMATION
Why am I receiving these materials?
Our Board of Directors (our “Board”) has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 27, 2023, at 3:00 p.m., Pacific Daylight Time, at the location and for the purposes as set forth in the “Notice of the 2023 Annual Meeting of Stockholders.” Our stockholders are invited to attend the Annual Meeting either in person or virtually online and are requested to vote on the proposals described in this Proxy Statement. The approximate date on which this Proxy Statement and form of proxy will be first made available to stockholders is March 14, 2023.
What is included in these materials?
These materials include:
•This Proxy Statement for the Annual Meeting.
•Our 2022 Annual Report to Stockholders, which includes our audited consolidated financial statements.
If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
What items will be voted on at the Annual Meeting?
You will be voting on the following proposals:
1.The election of eleven members to the Board to serve until the 2024 Annual Meeting of Stockholders (Proposal No. 1).
2.The advisory approval of the compensation of the Company’s Named Executive Officers (“NEOs”) (Proposal No. 2).
3.The advisory vote on the frequency of the advisory vote on the compensation of the Company's NEOs (Proposal No. 3).
4.The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 4).
5.A stockholder proposal regarding pay equity disclosure, if properly presented at the Annual Meeting (Proposal No. 5).
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•“FOR” the election of each of the nominees to the Board (Proposal No. 1).
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs (Proposal No. 2).
•“ONE YEAR” for the advisory vote on the frequency of the advisory vote on the compensation of the Company’s NEOs (Proposal No. 3);
•“FOR” the ratification of the appointment of PwC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 4).
•“AGAINST” the stockholder proposal regarding pay equity disclosure, if properly presented at the Annual Meeting (Proposal No. 5).
Where are Intuitive’s principal executive offices located, and what is Intuitive’s main telephone number?
Our principal executive offices are located at 1020 Kifer Road, Sunnyvale, California 94086, and our main telephone number is (408) 523-2100.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are pleased to continue to take advantage of the rules of the Securities and Exchange Commission (the “SEC”) that allow us to furnish our proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most of our stockholders of record and beneficial owners have received a Notice of Internet Availability of Proxy Materials (“Notice”) and will not receive a full set of proxy materials in the mail unless requested. Instructions on how to access the proxy materials on the Internet may be found on the website referred to in the Notice. If you would like to receive our proxy materials electronically by email, you should follow the instructions for requesting such materials provided in the Notice. Your election to receive proxy materials electronically by email will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically by email will reduce the environmental impact and the costs incurred by us in printing and mailing the proxy materials.
How can I get electronic access to the proxy materials?
Registered and beneficial stockholders can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com.
Who may vote at the Annual Meeting?
The Board set February 28, 2023, as the record date for the Annual Meeting. All stockholders of record who owned Intuitive common stock at the close of business on February 28, 2023, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Each share of Intuitive common stock has one vote on each matter, and there is no cumulative voting, nor does Intuitive have non-voting preference shares, non-voting shares without preference, multiple voting rights shares, priority shares, golden shares, voting rights ceilings, or other similar voting right restrictions. At the close of business on the record date, there were 350,257,007 shares of common stock outstanding.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials, you will receive a proxy card by mail. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting in person or virtually online by following the instructions posted at www.virtualshareholdermeeting.com/ISRG2023, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the proxy card or vote by proxy on the Internet or by telephone, as instructed below, to ensure your vote is counted.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you are the beneficial owner of shares held in “street name,” and the Notice is forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials, you will receive a voting instruction form by mail. You are also invited to attend the Annual Meeting in person or virtually online at www.virtualshareholdermeeting.com/ISRG2023. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid proxy card from your broker or other agent.
How can I vote my shares?
By Attending the Annual Meeting In Person or Virtually Online — If you are a stockholder of record, you may attend the Annual Meeting in person and vote in person at the Annual Meeting or, if you attend the meeting virtually online, by following the instructions posted at www.virtualshareholdermeeting.com/ISRG2023. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting. To vote in advance, use one of the three options below — via the internet, by telephone, or by mail. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person or virtually online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Via the Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com.
By Telephone — If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form.
By Mail — If you requested printed copies of the proxy materials by mail and if you are a stockholder of record, you may also vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you requested printed copies of the proxy materials by mail and you are a beneficial owner, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, if you:
•Are present in attendance (in person or online) and vote in person or online at the Annual Meeting; or
•Have voted on the Internet, by telephone, or by properly submitting a proxy card or voting instruction form by mail.
Broker non-votes will also be counted as present and entitled to vote for purposes of determining if there is a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
At the close of business on the record date, there were 350,257,007 shares of common stock outstanding and entitled to vote. Accordingly, 175,128,504 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.
How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or
•sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 4) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 4.
The election of directors (Proposal No. 1), the advisory approval of the compensation of our NEOs (Proposal No. 2), the advisory vote on the frequency of the advisory vote on compensation of our NEOs (Proposal No. 3), and the stockholder proposal regarding pay equity disclosure, if properly presented at the Annual Meeting (Proposal No. 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters and, therefore, there may be broker non-votes on these three proposals.
What is the voting requirement to approve each of the proposals?
For Proposal No. 1, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in attendance in person, virtually online, or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director, with abstentions and broker non-votes not counted as votes cast as either “FOR” or “AGAINST” such director’s election.
Approval of Proposal Nos. 2, 3, 4, and 5 requires the affirmative vote of a majority of the shares present in attendance in person, virtually online, or represented by proxy at the Annual Meeting and entitled to vote on the proposal. For Proposal No. 3, if none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders, on an advisory basis. Abstentions will have the same effect as a vote “AGAINST” Proposal Nos. 2, 4, and 5, and abstentions will have no effect on the vote for Proposal No. 3. Broker non-votes will have no effect on the vote for Proposal Nos. 2, 3, and 5, and broker non-votes are generally not expected for Proposal No. 4.
How are abstentions and broker non-votes treated?
Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present in attendance and entitled to vote for purposes of determining the presence of a quorum. Shares voted “ABSTAIN” on proposals other than Proposals Nos. 1 and 3 will have the same effect as voting against the matter. Brokers, banks, and other nominees have the power to vote without receiving voting instructions from beneficial owners on Proposal No. 4, so the Company expects no broker non-votes on this proposal. For Proposal Nos. 1, 2, 3, and 5, broker non-votes are not deemed to be entitled to vote for purposes of determining whether stockholder approval of a matter has been obtained. As a result, broker non-votes are not included in the tabulation of voting results for these proposals for purposes of determining whether proposals have been approved. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following instructions provided on the Notice.
Can I change my vote?
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by any of the following:
•Delivering written notice of revocation to our Corporate Secretary at 1020 Kifer Road, Sunnyvale, California 94086;
•Submitting a later dated proxy; or
•Attending the Annual Meeting in person at 1020 Kifer Road, Sunnyvale, California 94086, or virtually online by visiting and following the instructions posted at www.virtualshareholdermeeting.com/ISRG2023.
Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present in attendance at the Annual Meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder’s instructions.
Who bears the cost of proxy solicitation and who is soliciting proxies on our behalf?
We will bear the expense of soliciting proxies, including the expense of preparing, printing, and mailing this proxy statement and the proxies we solicit. Proxies will be solicited by mail, telephone, personal contact, and electronic means. We have retained Alliance Advisors, LLC to solicit proxies for a fee of approximately $12,000 plus a reasonable amount to cover out-of-pocket expenses for proxy solicitation services. Proxies may also be solicited by our directors, officers, and employees in person, by the Internet, by telephone, or by fax without additional remuneration. Copies of proxy materials and our 2022 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Who will serve as the inspector of election?
A representative appointed by Broadridge Financial Solutions will serve as the inspector of election to determine whether or not a quorum is present and to tabulate votes cast by proxy, in person, or virtually online at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our current report on Form 8-K within four business days after the Annual Meeting.
How do I attend the Annual Meeting?
The Company has decided to hold the Annual Meeting both in person and virtually online this year. Stockholders of record as of February 28, 2023, will be able to attend and participate in the Annual Meeting in person at 1020 Kifer Road, Sunnyvale, California 94086, or online by visiting and following the instructions posted at www.virtualshareholdermeeting.com/ISRG2023.
To attend and participate in the Annual Meeting in person, you will need to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date. If your shares are held in the name of a bank, broker, or other holder of record, you should bring your bank or brokerage statement evidencing your beneficial ownership of Intuitive Surgical, Inc. stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of February 28, 2023. If you will attend the Annual Meeting in person, please check in at the reception desk at 1020 Kifer Road, Sunnyvale, California 94086 by 2:45 p.m. Pacific Daylight Time. Admission to the Annual Meeting in person will be on a first-come, first-served basis. Late arrivals will not be permitted to attend the Annual Meeting in person. The use of cell phones, smartphones, recording and photographic equipment, and/or computers is not permitted in the meeting rooms at the Annual Meeting.
To attend and participate in the Annual Meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial shareholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the meeting online, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail.
Even if you plan to attend the Annual Meeting in person or virtually online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
Access to the Audio Webcast of the Online Virtual Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 3:00 p.m., Pacific Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
Login Instructions to the Online Virtual Annual Meeting. To attend the Annual Meeting virtually online, log in at www.virtualshareholdermeeting.com/ISRG2023. Stockholders will need their unique 16-digit control number, which appears on the Notice and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than April 25, 2023, so that you can be provided with a control number and gain access to the meeting.
Technical Assistance with the Online Virtual Annual Meeting. Beginning 30 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents. The live audio webcast will be available to not only our stockholders but also our team members and other constituents.
Submitting Questions at the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Annual Meeting’s Rules of Conduct will be posted on https://isrg.gcs-web.com approximately two weeks prior to the date of the Annual Meeting.
Why hold the meeting both in person and virtually online?
In light of the COVID-19 pandemic, we believe that hosting the meeting both in person and virtually online this year provides optionality for our stockholders to participate based on their comfort levels. Furthermore, we believe the hybrid format enables increased stockholder attendance and participation, because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting in person at 1020 Kifer Road, Sunnyvale, California 94086, or virtually online by visiting and following the instructions posted at www.virtualshareholdermeeting.com/ISRG2023. You also will be able to vote your shares at the Annual Meeting by following the instructions above.
Deadline for receipt of stockholder proposals for the 2024 Annual Meeting of Stockholders.
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board proposals to be considered for submission to the stockholders at the 2024 Annual Meeting of Stockholders. In order to be considered for inclusion in the proxy material to be disseminated by the Board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class U.S. mail, postage prepaid, to our Corporate Secretary at:
Intuitive Surgical, Inc.
Attn: Corporate Secretary
1020 Kifer Road
Sunnyvale, CA 94086-5301
and must be received no later than November 15, 2023. Your notice must include the following:
•Your name and address and the text of the proposal to be introduced.
•The number of shares of stock you hold of record, beneficially own, and represent by proxy as of the date of your notice.
•A representation that you intend to appear in person or by proxy at the 2024 Annual Meeting of Stockholders to introduce the proposal specified in your notice.
The chair of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws (“Bylaws”). Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than December 29, 2023, and no later than January 28, 2024. If the date of our 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after April 27, 2024, the stockholder’s notice must be received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made. A stockholder providing such notice must also further update and supplement such notice so that the information provided or required to be provided is true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by our Corporate Secretary at our principal executive offices not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director or to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials pursuant to Rule 14a-8, review a copy of our Bylaws, as amended and restated to date, which can be found at www.intuitive.com or obtained, without charge, from our Corporate Secretary at the address above.

In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations to be included in our proxy materials for up to 25% of the total number of directors then serving. Notice of proxy access director nominations for the 2024 Annual Meeting of Stockholders must be delivered to our Corporate Secretary at our principal executive offices at the address noted above no earlier than December 29, 2023, and no later than the close of business on January 28, 2024. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that an eligible stockholder or stockholders intend to present at the 2024 Annual Meeting of Stockholders and must otherwise be in compliance with our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than February 26, 2024, for the 2024 Annual Meeting of Stockholders).
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

DIRECTORS AND CORPORATE GOVERNANCE
General Information
The Board is composed of a group of leaders with broad and diverse experience in many fields, including management of large global enterprises, technology and innovation leadership, and healthcare. In these positions, they have also gained industry knowledge and significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the directors also have experience serving as executive officers or on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. Other directors have significant academic and research experience and bring unique perspectives to the Board.
The Governance and Nominating Committee of the Board and the Board believe the skills, qualities, attributes, and experiences of its current directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the evolving needs of the Company and represent the best interests of the Company’s stockholders.
The Governance and Nominating Committee evaluates candidates recommended by stockholders using the same criteria as used for other candidates recommended by its members, other members of the Board, or other persons. The criteria are described in detail in the Nomination Process section below. In addition, our Bylaws permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 25% of the Board, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.
The Bylaws provide for a majority voting standard in uncontested elections of directors. As such, in an election where the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board if the number of shares voted for the nominee exceeds the number of shares voted against the nominee. However, the majority voting standard would not apply if the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.
The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more “for” votes than “against” votes. Proxies may not be voted for more than the eleven nominees, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for such nominee, if any, as may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
Nominees for Director
The names of the directors being nominated for election and their ages, as of February 10, 2023, are set forth below. The following biographies describe the principal occupations, positions, and directorships for at least the past five years of the nominees for director, as well as certain information regarding their individual experiences, qualifications, attributes, and skills that led the Board to conclude that they should serve on the Board. There are no family relationships among any of our director nominees or executive officers.

Board Diversity
Among our eleven nominees for election to the Board, four nominees self-identify as women, and three nominees self-identify as an Underrepresented Minority under Nasdaq Rule 5605(f).

	Board Diversity Matrix as of December 31, 2022
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	1(1)	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
(1)Amal M. Johnson self-identifies as Middle Eastern and Asian.

Craig H. Barratt, Ph.D. Chair of the Board, Intuitive Surgical, Inc. Director since 2011	Joseph C. Beery Chief Executive Officer of LunaDNA Director since 2020

Craig H. Barratt, Ph.D., 60, has been a member of our Board since April 2011 and has served as Chair of our Board since April 2020. Dr. Barratt served as the independent lead director (“Lead Director”) from April 2018 to April 2020. Dr. Barratt has also served as a member and Chair of the Board of Directors of IonQ Inc. since January 2021. Dr. Barratt has previously served as the Senior Vice President and General Manager of the Connectivity Group of Intel Corporation, a semiconductor company, since its acquisition of Barefoot Networks, Inc., a computer networking company, from July 2019 until May 2020, where he previously served as President and Chief Executive Officer from April 2017 until July 2019. He held several different roles at Google, Inc., an Internet company, from June 2013 to January 2017, including Senior Vice President, Access and Energy, and Advisor. He previously served as President of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc. (“Qualcomm”), a mobile technology company, from May 2011 to February 2013. He served as President, Chief Executive Officer and a director of Atheros Communications, Inc., a fabless semiconductor company, from 2003 until its 2011 acquisition by Qualcomm. Dr. Barratt holds Ph.D. and Master of Science degrees from Stanford University, as well as a Bachelor of Engineering degree in electrical engineering and a Bachelor of Science degree in pure mathematics and physics from the University of Sydney in Australia. Dr. Barratt is a co-inventor of a number of U.S. patents in fields including wireless communications and medical imaging and has co-authored a book on linear controller design and open-source software.
Dr. Barratt’s qualifications to serve on our Board and in the Chair position include his leadership roles at various high growth technology companies.

Joseph C. Beery, 60, has been a member of our Board since April 2020. Mr. Beery is an experienced leader of corporate information technology (“IT”) systems with a long history in managing IT and eCommerce services for global companies. Mr. Beery is currently the Chief Executive Officer of LunaDNA, a technology provider that supports patient-focused studies and trials for research and industry. Mr. Beery joined Thermo Fisher Scientific Inc., a life sciences company, in January 2014, through its acquisition of Life Technologies Corporation, a biotechnology company, and last held the role of Senior Vice President and Chief Information Officer until September 2019. Mr. Beery previously was the Senior Vice President and Chief Information Officer at Life Technologies Corporation from 2008 to 2014 and U.S. Airways and America West Airlines from 2000 to 2008. Mr. Beery has also served as a member of the Board of Directors of several private companies and not-for-profit organizations. Mr. Beery received his B.S. in Business Administration and Business Computer Systems from the University of New Mexico. Mr. Beery self-identifies as Hispanic.
Mr. Beery’s qualifications to serve on our Board include his broad experience within global organizations leading IT and digital strategy.

Gary S. Guthart, Ph.D. President and Chief Executive Officer, Intuitive Surgical, Inc. Director since 2009	Amal M. Johnson Former Executive Chairman of the Board, Author-IT, Inc. Director since 2010

Gary S. Guthart, Ph.D., 57, joined Intuitive in April 1996. In July 2007, Dr. Guthart was promoted to President and, in January 2010, he was appointed as Chief Executive Officer. Prior to that, in February 2006, Dr. Guthart assumed the role of Chief Operating Officer. Prior to joining Intuitive, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formerly Stanford Research Institute). Dr. Guthart has served on the Board of Directors of Illumina, Inc., a sequencing- and array-based solutions company, since December 2017 and previously served on the Board of Directors of Affymetrix, Inc., a life sciences company, from May 2009 until its acquisition by Thermo Fisher Scientific Inc. in March 2016. He received a B.S. in Engineering from the University of California, Berkeley and an M.S. and a Ph.D. in Engineering Science from the California Institute of Technology.
Dr. Guthart brings to the Board business, operating, financial, and scientific experience. His service as the Chief Executive Officer of Intuitive enables the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Amal M. Johnson, 70, has been a member of our Board since April 2010. Ms. Johnson has served on the Board of Directors of Essex Property Trust, Inc. since February 2018. Ms. Johnson served on the Board of Directors of CalAmp from December 2013 and as Chairman from July 2020 until her service ended in July 2022. She also served on the Board of Directors of Mellanox Technologies, Ltd. from October 2006 through April 2020, until its acquisition by NVIDIA Corporation. From March 2012 to December 2017, Ms. Johnson was a member of the Board of Directors of Author-IT, Inc. (“Author-IT”), a Software as a Service (“SaaS”) private company that provides a platform for creating, maintaining, and distributing single-sourced technical content, and Executive Chairman from March 2012 to October 2016. Prior to joining Author-IT, Ms. Johnson led MarketTools, Inc., a SaaS company as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Ms. Johnson holds a Bachelor of Arts in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology Graduate School of Engineering. Ms. Johnson self-identifies as Middle Eastern and Asian.
Ms. Johnson brings to our Board her leadership and operational experience, including from her service as Chairman of the Board of Directors and Chief Executive Officer of a technology company.

Don R. Kania, Ph.D. Former President and Chief Executive Officer of FEI Company Director since 2018	Amy L. Ladd, M.D. Orthopaedic Surgeon, Stanford University Medical Center Director since 2019

Don R. Kania, Ph.D., 68, has been a member of our Board since July 2018. Dr. Kania has more than 25 years of experience that includes scientific research and development, global operations, and manufacturing. From August 2006 to September 2016, Dr. Kania served as Chief Executive Officer and President, as well as a director, of FEI Company, a high-performance electron microscopy company, until its acquisition by Thermo Fisher Scientific Inc. Dr. Kania served as a member on the Board of Directors and Audit Committee of NanoString Technologies, Inc., a life sciences company, from October 2019 to April 2022. Additionally, Dr. Kania served as a member of the Board of Directors of American Science and Engineering, a manufacturer of x-ray inspection technology, from 2010 to 2016. He also serves as a member of the Board of Directors or advisor to multiple other privately held life sciences companies and hospital groups. Dr. Kania received his Ph.D. in Engineering and Bachelor and Master’s degrees in physics from the University of Michigan.
Dr. Kania’s qualifications to serve on our Board include his deep scientific and leadership expertise.

Amy L. Ladd, M.D., 65, has been a member of our Board since August 2019. Dr. Ladd has spent three decades practicing orthopaedic surgery at Stanford University. Dr. Ladd has served as the Elsbach-Richards Professor of Surgery since December 2017 and as Professor of Orthopaedic Surgery as well as Professor of Medicine (Immunology & Rheumatology), by courtesy, at the Stanford Universal Medical Center since 2003. Dr. Ladd has served on the Board of the Perry Initiative since September 2013. Dr. Ladd also served as the chair of the American Academy of Orthopaedic Surgeons (AAOS) Board of Specialties Society from March 2018 to March 2019 and previously served as a member of the Board of the AAOS from March 2016 to March 2019. Dr. Ladd is second vice president of the Association of Bone and Joint Surgeons. Dr. Ladd was appointed to serve on the Board of Directors of Allakos, Inc., a biotechnology company, in August 2022. Dr. Ladd also currently serves on the Board of Directors of a not-for-profit organization. Dr. Ladd received her M.D. from SUNY Upstate Medical University, completed her Orthopaedic Residency at the University of Rochester, and completed the Harvard Combined Hand Surgery Fellowship. Dr. Ladd was a fellow at L’Institut de la Main in Paris, France prior to joining the Stanford University faculty in 1990. She earned her A.B. in History from Dartmouth College.
Dr. Ladd’s qualifications to serve on our Board include her deep surgical and medical expertise.

Keith R. Leonard, Jr. Chairman of the Board, Unity Biotechnology, Inc. Director since 2016	Alan J. Levy, Ph.D. Former Chief Executive Officer of Chrono Therapeutics Inc. Director since 2000

Keith R. Leonard, Jr., 61, has been a member of our Board since January 2016. Mr. Leonard has more than 20 years of experience in the pharmaceutical industry and has served as the Chairman of the Board of Unity Biotechnology, Inc., a biotechnology company, since October 2016 and was CEO from January 2016 to March 2020. Previously, Mr. Leonard was President, Chief Executive Officer, and a member of the Board of Directors of Kythera Biopharmaceuticals, Inc., a biopharmaceutical company that he co-founded, which focused on discovering, developing, and commercializing drugs for the aesthetic medicine market, from 2005 until its acquisition by Allergan plc in October 2015. Mr. Leonard worked across numerous areas at Amgen Inc. from 1991 to 2004, leading various functions including engineering, IT, and ultimately as General Manager of Amgen Europe. Mr. Leonard has served on the Board of Directors of Arcutis Biotherapeutics, Inc. since September 2021 along with several private companies. Mr. Leonard served on the Boards of Directors of Anacor Pharmaceuticals, Inc. from June 2014 to June 2016 and Sienna Biopharmaceuticals, Inc. from February 2016 to December 2019. Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
Mr. Leonard’s qualifications to serve on our Board include his operational and leadership experience with public companies in the pharmaceutical industry.

Alan J. Levy, Ph.D., 85, has been a member of our Board since February 2000 and served as the Lead Director from April 2013 to April 2018. Dr. Levy was the Founder, Chairman, and Chief Executive Officer of Chrono Therapeutics, a privately-held digital medicine company, from February 2014 to February 2018. From 2012 to 2017, he was a Senior Advisor at Frazier Healthcare Ventures and also a Venture Partner from 2007 to 2012. Dr. Levy previously was the Chief Executive Officer at Incline Therapeutics, Inc., Northstar Neuroscience, and Heartstream, Inc. Dr. Levy currently serves on the Board of Directors of several private companies and not-for-profit organizations. Dr. Levy holds a B.S. in Chemistry from City University of New York and a Ph.D. in Organic Chemistry from Purdue University.
Dr. Levy’s qualifications to serve on our Board include his executive leadership experience with several companies and an understanding of physicians and other health care providers who are central to the use and development of our products.

Jami Dover Nachtsheim Former Corporate Vice President of the Sales and Market Group and Director of Worldwide Marketing, Intel Corporation Director since 2017	Monica P. Reed, M.D. Former Chief Learning Officer and Chief Medical Officer of AdventHealth Director since 2021

Jami Dover Nachtsheim, 64, has been a member of our Board since April 2017. Ms. Nachtsheim served in a variety of positions with Intel Corporation, a semiconductor company, from 1980 until her retirement in 2000, most recently as the Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing. Ms. Nachtsheim served on the Board of Directors of FEI Company, a high-performance electron microscopy company, from February 2012 until its acquisition by Thermo Fisher Scientific Inc. in September 2016. Ms. Nachtsheim also served on the Board of Directors of Affymetrix, Inc., a life sciences company, from March 2010, and as Chairman starting January 2015, until its acquisition by Thermo Fisher Scientific Inc. in March 2016. Ms. Nachtsheim has served on the Board of Directors of Cerus Corp., a biomedical products company, since March 2019 and Telesis Bio Inc., a biology company, since June 2021. Ms. Nachtsheim has served as a member of the Board of Directors of several other public and private companies. Ms. Nachtsheim holds a B.S. in Business Management from Arizona State University.
Ms. Nachtsheim’s qualifications to serve on our Board include her extensive experience in bringing high technology products to market and her long service as a board member of several public and private organizations. Her international experience provides useful insight to the Board’s deliberations on a wide range of global business matters.

Monica P. Reed, M.D., 60, has been a member of our Board since April 2021. Dr. Reed is an experienced leader of large regional health systems and community hospitals promoting the delivery of top-quality healthcare services. From 2021 to 2022, Dr. Reed also served on the Board of Isleworth Healthcare Acquisition Corp. Previously, Dr. Reed served AdventHealth, a non-profit health care system, as the Chief Medical Officer from 2001 to 2006. From 2006 to 2016, Dr. Reed was the Senior Executive Officer and CEO of AdventHealth Celebration and then served as SVP for the Care Continuum and Chief Learning Officer for the Central Florida region of the corporation until March 2018. Dr. Reed founded the Reed Consulting Group in May 2018, where she currently consults with companies to address evolving clinical and healthcare needs. She also serves as a member of the Board of Directors for a privately held life sciences company. Dr. Reed received her M.D. from Loma Linda University, School of Medicine, and completed her Obstetrics and Gynecology Residency at the White Memorial Medical Center. She earned her M.S. in Consulting and Coaching for Change from Saïd Business School at the University of Oxford. Monica self-identifies as African American.
Dr. Reed’s qualifications to serve on our Board include her deep medical and leadership expertise as well as her extensive experience working in and with healthcare systems and community hospitals.

Mark J. Rubash Former Chief Financial Officer Emeritus - Strategic Advisor, Eventbrite, Inc. Director since 2007

Mark J. Rubash, 65, has been a member of our Board since October 2007. Most recently, Mr. Rubash served as a Strategic Advisor from December 2016 to September 2018 at Eventbrite, Inc. (“Eventbrite”), an e-commerce company, where he previously was the Chief Financial Officer from June 2013 to November 2016. Prior to Eventbrite, he was the Chief Financial Officer at Heartflow, Inc., Shutterfly, Inc., and Deem, Inc. (formerly, Rearden Commerce), and held finance executive positions at Yahoo! Inc. and eBay Inc. Prior to that, Mr. Rubash was also an audit partner at PwC, where he was most recently the Global Leader for their Internet Industry Practice and Practice Leader for their Silicon Valley Software Industry Practice. Mr. Rubash has served as a member of the Boards of Directors and Chairman of the Audit Committees of Line 6 Corporation from April 2007 to January 2014, IronPlanet, Inc. from March 2010 to May 2017, and iRhythm Technologies, Inc. since March 2016. He also serves as a member of the Board of Directors for a privately held company. Mr. Rubash received his B.S. in Accounting from California State University Sacramento.
Mr. Rubash’s qualifications to serve on our Board include his experience with public company financial accounting matters and risk management.

Board Size
The number of authorized directors constituting the full Board is currently set at eleven. The Board evaluates the appropriateness of the size of the Board from time to time. In evaluating the size of the Board, the Board and the Governance and Nominating Committee consider a number of factors, including (i) resignations and retirements from the current Board; (ii) the availability of appropriate and qualified candidates; (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of knowledge, experience, skills, expertise, gender, and backgrounds to ensure that the Board and its committees can effectively perform their responsibilities in overseeing the Company’s business; and (iv) the goal of having an appropriate mix of inside and independent directors.
Nomination Process
The Governance and Nominating Committee identifies director nominees by reviewing the desired experience, mix of skills, and other qualities to assure appropriate Board composition, taking into consideration the current Board members and the specific needs of the Company and the Board.
The Governance and Nominating Committee will consider nominees recommended by stockholders, and any such recommendations should be sent to our Corporate Secretary in writing at our principal executive offices as identified in this Proxy Statement. Such recommendations should comply with the notice and other requirements set forth in the Bylaws, including, but not limited to, stating the following information:
•The name and address of such nominating stockholder and the class or series and number of shares of securities of the Company that are, directly or indirectly, owned of record or beneficially owned by such stockholder.
•Whether the nominating stockholder intends to deliver a proxy statement and form of proxy to elect such nominee.
•Interests of the nominating stockholder required to be disclosed under the Bylaws.
•All information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required in a contested election (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
•A description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, their respective affiliates, and associates, on the other hand.
•A completed and signed questionnaire, representation, and agreement as provided in the Bylaws.
The Company will also request such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by Board members, management, or other parties.
In addition, the Bylaws permit certain of the Company’s stockholders who have beneficially owned 3% or more of the outstanding common stock continuously for at least three years to submit nominations to be included in proxy materials for up to 25% of the total number of directors then serving. Notice of proxy access director nominations for the 2024 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the principal executive offices no earlier than December 29, 2023 and no later than January 28, 2024. The notice must set forth the information required by the Bylaws with respect to each proxy access director nomination that an eligible stockholder or stockholders intend to present at the 2024 Annual Meeting of Stockholders and must otherwise be in compliance with the Bylaws.
The Governance and Nominating Committee evaluates director candidates based upon a number of criteria, including:
•The desired experience, mix of skills, and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.
•The experience, knowledge, skills, effectiveness, and expertise of candidates, which may include experience in management, finance, marketing, and accounting, across a broad range of industries with particular emphasis on healthcare and medical device industries, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological, or global field.
•Diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender, sexual orientation, and ethnic background.
•Personal and professional integrity, character, and business judgment of candidates.
•Whether candidates are independent, including as determined by the independence requirements of the SEC and the Nasdaq Stock Market.
The Governance and Nominating Committee assesses the effectiveness of its approach to consideration of Board candidates as part of its evaluation of the Board’s composition to ensure that the Board reflects the knowledge, experience, skills, expertise, and diversity required for the Board to fulfill its duties.
Board Responsibilities and Corporate Governance Guidelines
The Board’s primary responsibility is to exercise their business judgment in the best interests of the Company and its stockholders. The Board selects the Chief Executive Officer (“CEO”) of the Company, monitors management’s and the Company’s performance, and provides advice and counsel to management. Among other things, the Board at least annually reviews the Company’s long-term strategy, long-term business plan, and annual budget for the Company. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, external auditors, and outside advisors. With respect to the Board’s role in risk oversight of the Company, the Board discusses the Company’s risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. As a result of the COVID-19 pandemic, the Board has worked closely with management to ensure that appropriate guidelines and policies were in place to manage the risks to various parts of the business.
The Board has also adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. These guidelines serve as a framework for, among other things, the composition and selection of members of the Board, director orientation and continuing education, responsibilities of directors, conduct of Board meetings, structure and conduct of Board committees, succession planning, and oversight of risk management. The Company’s Corporate Governance Guidelines are available on its website at www.intuitive.com.
Board Leadership
The Company is focused on its corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Its commitment to independent oversight is demonstrated by the fact that all of its directors, except the President and CEO, are independent under the listing standards of the Nasdaq Stock Market. In addition, all of the members of the Board’s committees are independent under such standards. The Board acts independently of management and regularly holds independent director sessions of the Board without members of management present.
Dr. Barratt is the Chair of the Board, and Dr. Guthart is the President and Chief Executive Officer as well as a member of the Board. The Board has determined that the separation of the roles of Chair of the Board and CEO is appropriate, as it allows the CEO to focus primarily on management responsibilities and corporate strategy, while allowing the Chair to focus on leadership of the Board, providing feedback and advice to the CEO, and providing a channel of communication between the Board members and the CEO. The Chair of the Board presides over all Board meetings and works with the CEO to develop agendas for Board meetings. The Chair advises the CEO and other members of senior management on business strategy and leadership development. He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board.
Board Committees
The Board has established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. The Board has delegated various responsibilities and authority to the Audit Committee, Compensation Committee, and Governance and Nominating Committee as described below. These committees regularly report on their activities and actions to the full Board. Each of these committees of the Board has a written charter approved by the Board, which is available on our website at www.intuitive.com. The Board from time to time establishes additional committees to address specific needs.
During 2022, the Board held four meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which he or she has been a director and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.
The following table reflects the current membership of each Board committee:

			Committee Membership
Name	Independent	Other Public Company Directorships (#)	Audit Committee	Governance and Nominating Committee	Compensation Committee
Craig H. Barratt, Ph.D.	✓	1		✓
Joseph C. Beery	✓	—	✓
Gary S. Guthart, Ph.D.		1
Amal M. Johnson	✓	1			Chair
Don R. Kania, Ph.D.	✓	—	✓	✓
Amy L. Ladd, M.D.	✓	1			✓
Keith R. Leonard, Jr.	✓	2	✓
Alan J. Levy, Ph.D.	✓	—		Chair
Jami Dover Nachtsheim	✓	2		✓	✓
Monica P. Reed, M.D.	✓	—			✓
Mark J. Rubash	✓	1	Chair
Audit Committee
The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly financial statements (including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual report on Form 10-K and the quarterly reports on Form 10-Q), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance, and independence of the registered public accounting firm, and prepares the Audit Committee Report included in the Proxy Statement in accordance with rules and regulations of the SEC. In addition, the Audit Committee discusses policies with respect to financial and cybersecurity risk assessment and risk management, including appropriate guidelines and policies to govern the processes, as well as the Company’s major financial and cybersecurity risk exposures and the steps management has undertaken to address them. The responsibilities and activities of the Audit Committee are described in further detail in the “Audit Committee Report” in this proxy statement and the Audit Committee’s charter, a copy of which can be found on the Company’s website at www.intuitive.com.
During 2022, the Audit Committee consisted of Joseph C. Beery, Don R. Kania, Ph.D., Keith R. Leonard, Jr., and Mark J. Rubash. The Board has determined that all of the Audit Committee members meet the independence and experience requirements of the Nasdaq Stock Market and the SEC and that Mr. Rubash is an “audit committee financial expert” as defined under applicable rules of the SEC. In 2022, the Audit Committee met fifteen times.
Governance and Nominating Committee
The Governance and Nominating Committee is responsible for matters relating to the corporate governance of the Company and the nomination of members of the Board, the Lead Director (if any), and committees thereof. The Board has determined that all of the Governance and Nominating Committee members meet the independence requirements of the Nasdaq Stock Market. The responsibilities and activities of the Governance and Nominating Committee are described in further detail in the Governance and Nominating Committee’s charter, a copy of which can be found on the Company’s website at www.intuitive.com.

During 2022, the Governance and Nominating Committee consisted of Craig H. Barratt, Ph.D., Don R. Kania, Ph.D., Alan J. Levy, Ph.D., and Jami Dover Nachtsheim. In 2022, the Governance and Nominating Committee met five times.
Compensation Committee
The Compensation Committee reviews and approves all compensation programs applicable to the CEO, Executive Vice Presidents, and Senior Vice Presidents of the Company, including salaries, bonuses, and equity compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluates the performance of the CEO in light of those goals and objectives, and sets the CEO’s compensation level based on this evaluation. The Compensation Committee approves any new compensation plan or any material change to an existing compensation plan whether or not subject to stockholder approval and makes recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans subject to stockholder approval. The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation and inclusion of the Compensation Discussion and Analysis (“CD&A”) included in the annual proxy statements. The Compensation Committee reviews and makes recommendations to the Board regarding the compensation of members of the Board and Board committees. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The responsibilities and activities of the Compensation Committee are described in further detail in the Compensation Committee’s charter, a copy of which can be found on the Company’s website at www.intuitive.com.
The Compensation Committee directly engaged an independent national executive compensation consulting firm, Aon plc. (“Aon”), to provide analysis, advice, and guidance on compensation matters. Refer to the CD&A section of this proxy statement for a description of Aon’s and our CEO’s role in recommending compensation amounts.
The Board has determined that all of the Compensation Committee members meet the independence requirements of the Nasdaq Stock Market and the SEC. In 2022, the Compensation Committee met five times.
Compensation Committee Interlocks and Insider Participation
During 2022, the Compensation Committee consisted of Amal M. Johnson, Amy L. Ladd, M.D., Jami Dover Nachtsheim, and Monica P. Reed, M.D., none of whom is a present or former officer or employee of the Company. In addition, during 2022, none of the Company’s officers had an “interlock” relationship, as that term is defined by the SEC.
Attendance at the Annual Meeting
The Company encourages, but does not require, its Board members to attend each annual meeting of stockholders. All members of the Board attended the 2022 Annual Meeting of Stockholders.
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”). In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities. Also, our Insider Trading Policy provides that directors as well as employees at the level of Senior Vice President or above shall only execute trades in Company securities pursuant to a trading plan that complies with Rule 10b5-1 with the exception of exempt transactions, such as the exercise of stock options and holding the underlying shares or the purchase of common stock through the Company’s Employee Stock Purchase Program.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
At Intuitive, environmental, social, and governance (“ESG”) is our commitment to creating sustainable value. In pursuit of our mission, we are focused on meeting the needs of our core constituencies: patients, customers, employees, and shareholders, while constructively engaging in the communities in which we live, work, and serve.
Environmental Sustainability
Carbon
In 2022, we completed a full scope (scopes 1, 2, and 3) greenhouse gas (“GHG”) carbon inventory with 19 emissions sources for our direct and indirect carbon footprint. The total Scope 1 and Scope 2 GHG emissions for 2021, for which we received limited assurance from a third party, was 25,987 metric tonnes of CO2e. In 2023, we plan to create our carbon plan, which will ultimately frame the short- and long-term decarbonization goals for us using a data-driven approach in managing our use of energy in our scope 1 and 2 carbon sources.
Sustainability in facilities and construction
Since the formalization of our Construction Sustainability Program in 2021, facilities and construction management teams work together to understand energy consumption, set energy targets, and assess buildings to see that they are performing as designed. To date, our coordinated approach toward achieving sustainability targets has resulted in one LEED Gold-certified building, with three more in progress. Where we demolished prior structures as part of the construction of our Sunnyvale and Peachtree Corners facilities, we diverted 99% and 97% of debris from landfills, respectively. Our construction plans include:
•Designing in solar panels where possible.
•Designing energy efficient facilities that, at a minimum, meet local regulations and requirements.
•Providing employees with access to EV-charging stations.
•Providing bike storage, showers, and lockers to encourage bike commuting.
•Planting native vegetation irrigated by reclaimed water where possible.
•Meeting ADA and other local accessibility requirements.
•Reducing noise pollution during construction activities.
Looking ahead, our goal is for all buildings to have solar PV and vegetation covering 60% or more of the gross roof area, with solar canopies covering 100% of parking where practical. For all new construction projects, our aim is to reduce the amount of construction waste sent to the landfill.
Sustainability programs
Our workplace services team has woven sustainability throughout the workplace, making sustainable practices second nature to our employees. Notable programs include:
•Upcycling drapes: To protect patient safety, the arms of our robotic systems are covered in sterile drapes during surgery. In 2022, we implemented a program to upcycle drapes for internal training programs, which has diverted about 5,200 lbs. of plastic from the landfill and led to cost savings as well.

•Laptop refurbishment: Under this program, a laptop that meets functional qualifications turned in by an employee is donated to Tech Exchange, a nonprofit based in Oakland, California, and, once refurbished, is ultimately donated to families in need.
•Reducing food waste: We provide compostable food containers and utensils in employee cafés across our U.S. sites, along with bins to divert food waste and recycling from landfill trash. Collected food waste is sterilized and used as an ingredient for animal feed.
•Proprietary recycling: In North America, our proprietary recycling programs incorporate most of our manufacturing and general business operations waste. In 2022, we managed more than 1.0M lbs. of proprietary waste and recycled 99.9% of materials.
•Facility-specific sustainability programs: Our Aubonne, Mexicali, Sunnyvale, India, and Germany locations support initiatives ranging from reducing emissions and diverting waste to reforestation and supporting pollination.
•Transportation decarbonization: We host EV charging stations across our U.S. sites and offer transit passes, bike facilities, and shower amenities to support employees using more sustainable modes of transportation.
•Water conservation: In 2022, we formalized our commitment to implement programs to use nonpotable water outdoors, reduce indoor potable water use, and maintain rainwater on-site, where appropriate.
Environmental management system
We utilize an Environmental Management System (“EMS”) to achieve our environmental goals through consistent review, evaluation, and improvement and to address regulatory requirements and environmental performance in a systematic and cost-effective manner. Our approach to environmental management is certified with the International Standards Organization (“ISO”) 14001:2015 standard. Currently, three of our sites — Sunnyvale, Aubonne, and Mexicali — have ISO 14001:2015-certified management systems.
Product stewardship
We seek to reduce environmental impact as it relates to product development through sustainable packaging initiatives and end-of-life management whereby we have pursued a policy of refurbishing or breaking down and reusing returned parts and used systems.
Creating value in our supply chain
In 2022, we expanded our supplier scorecard criteria to include environmental and labor standards for consideration. We prefer to work with suppliers that adhere to modern slavery/forced labor legislation and that are ISO14001:2015 certified, an international standard that includes requirements surrounding environmental management systems. Our supplier development program engages suppliers to continuously improve performance and capabilities to support our evolving product offerings. The program focuses on improvements in areas such as capacity management, sub-tier supplier management, supplier-owned quality, leadership alignment, and cost reduction.

Social Responsibility
Advancing inclusion and diversity
At Intuitive, our inclusion and diversity (“I&D”) mission is to build an inclusive, equitable, and diverse environment. A four-part strategy guides our progress: (1) creating a diverse workforce; (2) supporting an inclusive experience for employees of all backgrounds; (3) fair practices in areas such as representation, pay equity, and promotions; and (4) industry engagement among our customers and their patients, our employees, communities, suppliers, and other stakeholders to drive positive change.
•Diverse workforce: As part of our I&D strategy, we strive to increase leader and employee representation to fuel innovation and better mirror the communities in which we operate. This includes diverse talent sourcing, strengthening our hiring process rigor and training, and thoughtful succession and talent planning.
•Inclusive experience: We strive to create an environment in which employees from all backgrounds feel welcome, supported, and valued. We offer a diverse suite of learning opportunities to support employees at all levels perform at their best, prepare for future roles, and nurture company culture. We provide extra focus and investment through Employee Resource Groups (“ERGs”) to support traditionally underrepresented and marginalized communities. Our ERGs host events to cultivate an inclusive culture, provide education and awareness, and support recruiting and retaining employees from diverse backgrounds. We currently have seven ERGs serving employee communities, which include Black, Asian/Pacific Islander, Hispanic and Latinx, employees with disabilities, LGBTQ+, military veterans, and women,
•Fair practices:
◦Commitment to pay equity. At Intuitive, our policy is to employ, retain, promote, and otherwise treat all employees based on merit, qualifications, and competence, regardless of an employee’s gender, race/ethnicity, or any other protected characteristic. Our compensation programs set pay targets by job family and job level using market pay data, and we have a robust global performance review process for reviewing employees’ performance and pay. We additionally routinely review hiring, promotion, and pay decisions for our employee population. Read more about our commitment to pay equity (at https://www.intuitive.com/en-us/about-us/company/inclusion-diversity/-/media/BC17C616820A4F3EAD4F14D981418F0A.ashx).
◦Diversity metrics. As part of our commitment to fair practices, we have published expanded employee diversity data to help better understand our workforce. Our 2021 U.S. EEO-1 Report, an annual report filed with the U.S. government outlining our workforce composition, is published on our website (at https://www.intuitive.com/en-us/-/media/ISI/Intuitive/Pdf/Consolidated-Report-EEO1_Intuitive-Surgical_2021.pdf). Our 2022 year-end employee diversity metrics are below and highlights are posted to our website (at https://www.intuitive.com/en-us/about-us/company/inclusion-diversity/fair-practices). Additionally, our 2022 U.S. EEO-1 Report will be made available on our website after it is filed with the U.S. government.
▪At the end of 2022, globally, women made up 37.2% of our total employee base across all levels, an increase from 35.6% in 2021 and 33.6% in 2020. In the U.S., at the end of 2022, people of color made up 54.7% of our total employee base across all levels, an increase from 52.7% in 2021 and 50.7% in 2020.
▪At the director and manager levels, globally, women representation was 32.1% in 2022, an increase from 30.1% in 2021 and 28.1% in 2020. In the U.S., representation of people of color was 44.7% in 2022, an increase from 43.9% in 2021 and 41.0% in 2020.
▪At the VP level or above, globally, women representation was 25.0% in 2022, an increase from 22.9% in 2021 and 19.4% in 2020. In the U.S., representation of people of color was 19.8% in 2022, a slight decrease from 20.4% in 2021 and an increase from 17.8% in 2020.
▪At the end of 2022, our U.S. racial/ethnic mix was 45.3% White, 34.7% Asian, 11.0% Hispanic/Latino, 5.1% Black, and 3.9% other groups (including Native American/Alaskan Native, Hawaiian/Pacific Islander, and two or more races). At the director and manager levels, our U.S. racial/ethnic mix was 55.3% White, 29.7% Asian, 8.1% Hispanic/Latino, 4.1% Black, and 2.8% other groups. At the VP level or above, our U.S. racial/ethnic mix was 80.2% White, 12.1% Asian, 3.4% Hispanic/Latino, 0.9% Black, and 3.4% other groups.
•Industry engagement:
◦Patient advocacy initiatives. We strive to support public health initiatives in collaboration with patient advocacy groups. The objectives of these projects include increased patient disease awareness, earlier diagnosis through screenings, improved public policy, education on treatment options, and expanded access to care. One area of focus is on enhancing patients' use of healthcare screenings through support of multiple programs and patient advocacy groups, including the American Cancer Society’s multifaceted Get Screened program, a program with the Prostate Conditions Education Council to raise awareness, and various other initiatives increasing patient education about minimally invasive care.
◦Supply chain diversity, equity, and inclusion. We strive to maintain collaborative and trusting supplier relationships and encourage a broad diversity of suppliers to work with us. In 2023, we are slated to begin surveying and tracking spend with diverse suppliers1 through our Procurement Platform implemented in 2022 and are in the process of formalizing a task force to initiate a supplier diversity program. We additionally support the aims of the U.S. Small Business Administration and, in 2022, sourced over half of our supply chain spend on direct materials from U.S.-based small businesses.
Employee health and safety
At Intuitive, we help our employees achieve success by investing in their health, safety, and well-being. To support our goal of a safe and healthy work environment, we employ ergonomic and injury/illness prevention programs and host wellness challenges, which increase both employee well-being and raise money for philanthropic endeavors. Additionally, where appropriate we are aligning our new facilities to the International WELL Building Institute standards for enhanced air quality, water management, lighting design and balance, workstation ergonomics, thermal comfort, noise pollution control, optimization of building materials, promotion of mental health through restorative spaces, emergency preparedness, and other criteria.
Intuitive Ventures
We launched Intuitive Ventures, a venture capital fund aimed at investing in early-stage companies that align with the four focus areas of digital, therapeutics, diagnostics, and medical device platforms.
Expanding access to training
We help to train surgeons and operating room (“OR”) teams to the highest standard through investment in advanced training and professional education, which includes a rigorous training program and ongoing recertification. Through our offerings, surgeons, physicians, and OR care teams learn how to use our technology
1 Diverse suppliers refers to small, disadvantaged owned; historically underutilized business zone (HUB zone) certified, women-owned; veteran-owned; service-disabled veteran-owned, disabled-owned, Asian/Pacific Islander, African-American, Hispanic/Latino, Native American, LGBTQ-owned, and other (supplier specified).

from experienced trainers and clinical educators at one of our training centers, as well as via a growing library of virtual resources, including online training modules, video instruction, virtual didactic sessions, and simulation.
•Genesis program. In 2022, we celebrated 11 years of Genesis, our best-practice initiative that helps customers realize the full potential of da Vinci technologies. Our Genesis program supports care teams by providing best practices and identifying areas to optimize efficiencies, which can help surgical teams improve their resource management and reduce process variability.
•Global access. Initially started as a way to reduce physician and care team travel during the COVID-19 pandemic, we expanded our regional training centers worldwide for da Vinci Xi, da Vinci SP, and Ion systems.
•Intuitive Learning Platform. We have developed a variety of technology tools to enhance our training program and give surgeons tools to help serve their patients, including the SimNow Learning System, which helps surgeons hone their skills and identify areas of improvement in a virtual environment.
•Advanced Tissue Models. We also offer an avenue for training with Advanced Tissue Models, which provide a realistic tissue experience that replicate the positioning of human anatomy and live tissue behavior to provide a near-real experience when learning to use the da Vinci system. Using the Advanced Tissue Models allows for an increase in training opportunities globally, including resource-constrained settings, while utilizing animal waste that would otherwise be discarded. Use of Advanced Tissue Models is part of our animal care program accredited by the American Association for Accreditation of Laboratory Animal Care, which seeks to reduce the total number of animals needed to perform research, refine procedures to reduce pain and distress an animal may experience, and replace the use of animals with non-animal models and simulation, where feasible.
Creating stronger communities
The Intuitive Foundation supports the needs of our communities through local organizations that align with our mission to promote health, advance education, and reduce human suffering. Programs and initiatives of the Intuitive Foundation include Benevity, a donation-matching platform, education and scholarship programs, mentorship programs, and sponsored competitions.

VALLEY MEDICAL CENTER
foundation
Helping Silicon Valley Care

Governance and Transparency
We aim to foster a robust ESG governance structure through creation of policies and processes and promoting a culture of transparency and accountability.
•Board Overview: Our Board of Directors provides oversight for business activities that align with our mission and respond to the evolving business environment. Our Board reviews our long-term strategy, discusses and assesses any risk exposures and how to best manage them, and evaluates our holistic performance, including economic, environmental, and social factors. We believe maintaining a mix of backgrounds and experience in our Board is vital, so that we are able to understand, meet, and reflect the needs of our diverse stakeholders. Currently, four of our 11 Board members (36%) are women, and we have three members (27%) who self-identify as an underrepresented minority.
•Governance and Nominating Committee: The Governance and Nominating Committee of the Board reviews and assesses our performance on environmental and sustainability matters. Management reports annually to the Governance and Nominating Committee on sustainability priorities, progress, and future goals and objectives.
•Compliance Committee: The cross-functional Compliance Committee oversees Intuitive’s compliance with applicable laws, including those related to ESG. The Compliance Committee is also charged with protecting the Company’s reputation and integrity. The Compliance Committee works both independently from and in conjunction with relevant functions across the business to help oversee compliance with applicable laws and coordination of our ESG activities.
•ESG review board: The ESG review board, which reports into our Governance and Nominating Committee, implements the Company’s ESG strategy and actions. Led by our Executive Vice President, Global Business Services, the ESG Review Board includes members from different functional groups across the organization, including medical and legal affairs, human resources, finance, and our product and commercial teams. The ESG Review Board sets our ESG priorities and communicates those priorities to help integrate throughout the company.
•I&D governance: Our senior leaders, I&D Council and Vice President of Global Inclusion and Diversity regularly review both quantitative and qualitative measures of our performance. We track our I&D progress by measuring diversity across all levels of our organization, surveying employees about perceptions of their Intuitive work experience, and encouraging employee involvement in I&D community-building initiatives, such as ERGs, training, and events. We monitor this feedback both in aggregate and by demographic group to look for potential areas of improvement.
•Cybersecurity oversight: Maintaining security of our surgical platforms, embedded systems, digital products, and our back-office systems and infrastructure is a major focus at every level of the organization, and we continue to invest in and expand our cybersecurity programs, procedures, processes, and capabilities. In 2022, our cybersecurity systems and processes achieved ISO 27001 certification and continued to adhere to National Institute of Science and Technology guidelines. In addition, we work with third-party security rating organizations and government agencies to evaluate information security practices. All employees receive annual training on our information security policy in addition to ongoing information security training across a variety of topics and trends. Our senior leaders hold quarterly reviews of our information and product security and brief our Board of Directors on such matters several times a year. We work with various external third-party experts to help us monitor our security posture and detect potential security issues. If a vulnerability or breach were to be detected, our incident-response team identifies, investigates, and closes any gaps to minimize risk.
•Management Systems:
◦Environmental management system. We work under an EMS framework based on the ISO 14001:2015 standard to set goals, measure progress, and integrate sustainability into our decision-making. In 2022, we achieved a 99% completion rate for our EMS training course.
◦Regulated materials management. We aim to reduce the use of phthalates that are carcinogenic, mutagenic, toxic to reproduction (CMR), or have endocrine-disrupting (ED) properties (“CMR-ED” substances) in our products and have standard operating procedures in place to define roles and responsibilities for documenting compliance of materials, parts, and sub-assemblies to various Regulated Materials requirements.
◦Conflict minerals management. We also promote the use of responsibly sourced minerals and require all of our suppliers to commit to complying with the Dodd-Frank Act. We strive to source materials from suppliers that share our values concerning ethics and integrity, respect for human rights, and environmental responsibility.
Other ESG Initiatives
As we continue on our ESG journey, we will make important strides in decarbonization to address the needs of our customers, our employees, our business, and the communities in which we live, work, and serve. For more information on our ESG initiatives and to read our 2022 Task Force on Climate-Related Financial Disclosures (“TCFD”) report, please visit our 2022 ESG Report located on the “About Us — Investors” section of our website (at https://isrg.intuitive.com).
Although we reference our 2022 ESG Report available on our website, this report and any other materials on our corporate website are not incorporated by reference into this proxy statement or any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act. While matters discussed herein or in our 2022 ESG Report and website materials may be significant, any significance should not be read as necessarily rising to the level of materiality used for the purposes of our compliance with the U.S. federal securities laws, even if we use the word “material” or “materiality” in such materials. Certain such disclosures may be informed by various ESG standards and frameworks (including standards for the measurement of underlying data) and the interests of various stakeholders. Much of this information is subject to assumptions, estimates, or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. Similarly, we may face issues related to achievement of various ESG goals or initiatives, many of which may be forward-looking statements that are subject to our forward-looking statement and other disclaimers that apply to this proxy statement.

COMPENSATION FOR DIRECTORS
We compensate our non-employee directors for their service on our Board with a combination of cash and equity awards. The compensation provided is commensurate with their role and involvement and consistent with competitive market practices. We provide a majority of the compensation in the form of equity to align the interests of our non-employee directors with the interests of our stockholders. We do not compensate our CEO for serving on our Board in addition to his regular employee compensation.
The Compensation Committee, consisting solely of independent directors, has the primary responsibility for reviewing and considering any changes to our director compensation program. Our Board determines the form and amount of director compensation after reviewing the committee’s recommendation.
The Compensation Committee reviews total compensation of our non-employee directors every other year and evaluates the appropriate level and form of their compensation. In making its recommendations, the committee considers the amount of time our non-employee directors expend, as well as the skill level required of members of our Board in fulfilling their duties. It also considers the Company’s financial performance, general market conditions, and advice from its independent compensation consultant, including the independent analysis of our director compensation program that is updated on a biennial basis. As part of this analysis, the compensation consultant reviews and analyzes competitive market practices in director compensation as represented by the companies in our compensation peer group. The analysis also examines how director compensation levels, practices, and design features compare to the constituent members of the compensation peer group, which is the same peer group used as a reference when setting executive compensation. The committee also considers the extent to which our Board’s compensation practices align with the interests of our stockholders.
Our Board reviews the Compensation Committee’s recommendations and then determines the form and amount of compensation for our non-employee directors. Our Board sets the total direct compensation for our non-employee directors, which includes cash and equity, between the 50th and 75th percentiles of our peers.
Following consideration of discussions held with its compensation consultant, the Compensation Committee determined that the compensation of our non-employee directors was generally consistent with the compensation for non-employee directors at the companies in the compensation peer group and recommended that no changes be made to the cash fees and target equity award amounts paid to our non-employee directors for 2022, which recommendation was approved by the Board.
During 2022, our director compensation program consisted of cash and equity compensation elements, as further described below.
Annual Cash Compensation
We provide cash compensation through retainers for Board and committee service, as well as separate retainers to the chairs and members of our Board committees. Compensation in this manner simplifies the administration of our program and creates greater equality in rewarding service on committees of our Board. The committee and committee chair retainers compensate directors for the additional responsibilities and time commitments involved with those positions.
During 2022, the non-employee directors received the following cash compensation:

Board or Committee Position	Cash Retainer ($)
General Annual Board Retainer	60,000
Additional Annual Retainer - Audit Committee Chair	23,000
Additional Annual Retainer - Compensation Committee Chair	20,000
Additional Annual Retainer - Governance and Nominating Committee Chair	13,000
Additional Annual Retainer - Audit Committee Member	10,000
Additional Annual Retainer - Compensation Committee Member	6,000
Additional Annual Retainer - Governance and Nominating Committee Member	4,000
Cash compensation is pro-rated for the time served by a director on the Board and any Board committees.
In January 2023, the Board approved changes to the 2023 cash compensation for our non-employee directors upon the recommendations of the Compensation Committee and Aon in order to maintain the competitiveness of our director compensation program with our peers. The general annual Board retainer will increase to $70,000. The additional annual retainers for the Audit Committee Chair and the Governance and Nominating Committee Chair will increase to $25,000 and $15,000, respectively. The additional annual retainers for the Audit Committee members, Compensation Committee members, and Governance and Nominating Committee members will increase to $12,500, $10,000, and $7,500, respectively.
Equity Compensation
Non-employee directors receive grants of stock options and restricted stock unit awards (“RSUs”), which vest 100% on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of stockholders following the grant date, subject to continued service through such vesting date.
During 2022, the non-employee directors received equity compensation granted at the 2022 Annual Meeting of Stockholders with the following target values:

Directors	2022 RSU Value ($) (1)	2022 Stock Option Value ($) (2)
Chair of the Board	190,000	190,000
Members of the Board	140,000	140,000

(1)The number of RSUs granted is determined by taking the RSU Value and dividing by the 60 trading-day average closing price of the Company’s common stock reported by Nasdaq through the last trading day of the month prior to the date of grant.
(2)The number of shares underlying the stock options granted is determined by taking the Stock Option Value and dividing by one-third of the 60 trading-day average closing price of the Company’s common stock reported by Nasdaq through the last trading day of the month prior to the date of grant.
New non-employee directors receive a pro-rated equity grant based on the number of months remaining between appointment date and the expected date of the next annual grant.
In January 2023, the Board approved one change to the 2023 equity compensation for our non-employee directors upon the recommendations of the Compensation Committee and Aon in order to maintain the competitiveness of our director compensation program with our peers. The annual equity target value for the Chair of the Board will increase from $380,000 to $395,000, split evenly between RSUs and stock options. There are no other changes for 2023, and the equity compensation program for our non-employee directors is otherwise consistent with the program described above for 2022.
Our stock ownership policy requires non-employee directors to own shares of our common stock having a total value equal to five times their annual cash retainer for serving as a member of our Board, not including any meeting fees, incentive awards, or committee, chair, or other similar retainers. These mandatory ownership guidelines are intended to create a clear standard that encourages our directors to remain invested in the performance of the Company and the Company’s common stock. Each non-employee director has five years from the date that he or she is appointed to come into compliance with the guidelines. All of our non-employee directors met the guidelines or were on track to comply with the guidelines in the relevant time frame as of the date of this proxy statement. For the purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: shares owned outright by, or held in trust for the benefit of, the director or a spouse or children sharing the same household; shares held through a fund or other entity as to which the director has control; shares of the Company’s common stock, stock units, or other stock equivalents obtained through the exercise of stock options or vesting of Company equity awards; shares of common stock underlying vested stock options, net of shares that would need to be withheld for the exercise price; and other stock or stock equivalent awards determined by the Compensation Committee.
The aggregate grant date fair value of total equity compensation (consisting of RSUs, stock options, and any other equity compensation) to any non-employee director in any calendar year in respect of such director’s service as a member of our Board or any Board committee during such year shall not exceed $750,000. Our Board has determined that imposing such a limit is in the best interests of the Company and its stockholders.
We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

Director Compensation Table
The following Director Compensation Table sets forth summary information concerning the compensation paid to the Company's non-employee directors for the year ended December 31, 2022, for services to the Company.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Craig H. Barratt, Ph.D.	64,000	159,335	139,213	362,548
Joseph C. Beery	70,000	117,251	102,585	289,836
Amal M. Johnson	80,000	117,251	102,585	299,836
Don R. Kania, Ph.D.	74,000	117,251	102,585	293,836
Amy L. Ladd, M.D.	66,000	117,251	102,585	285,836
Keith R. Leonard, Jr.	70,000	117,251	102,585	289,836
Alan J. Levy, Ph.D.	73,000	117,251	102,585	292,836
Jami Dover Nachtsheim	70,000	117,251	102,585	289,836
Monica P. Reed, M.D.	66,000	117,251	102,585	285,836
Mark J. Rubash	83,000	117,251	102,585	302,836

(1)While the target equity compensation values are based on 60-day trading-day average closing prices, as noted above, the amounts in these columns represent the grant date fair value of RSUs and stock options granted to non-employee directors in 2022, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and, accordingly, will not equal the target equity compensation values. Each non-employee director received one grant of RSUs and one grant of stock options in 2022, and the aggregate grant date fair value of each award is reflected in the table above. See Note 10 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed on February 10, 2023, for a discussion of all assumptions made by the Company in the valuation of the equity awards.

The table below sets forth the aggregate number of shares of the Company’s common stock subject to options outstanding and exercisable as well as the number of outstanding RSUs held by non-employee directors as of December 31, 2022.

Name	Number of Shares of Common Stock Underlying Options Outstanding	Number of Shares of Common Stock Underlying Options Exercisable	Number of Shares of Common Stock Subject to Outstanding RSUs
Craig H. Barratt, Ph.D.	37,491	35,526	655
Joseph C. Beery	5,417	3,969	482
Amal M. Johnson	34,604	33,156	482
Don R. Kania, Ph.D.	9,716	8,268	482
Amy L. Ladd, M.D.	7,067	5,619	482
Keith R. Leonard, Jr.	7,775	6,327	482
Alan J. Levy, Ph.D.	16,691	15,243	482
Jami Dover Nachtsheim	15,398	13,950	482
Monica P. Reed, M.D.	3,119	1,671	482
Mark J. Rubash	17,141	15,693	482

EXECUTIVE OFFICERS OF THE COMPANY
The Company’s executive officers and their ages, as of February 10, 2023, are as follows:

Name	Age	Position
Gary S. Guthart, Ph.D.	57	President and Chief Executive Officer
Henry L. Charlton	53	Senior Vice President and Chief Commercial Officer
Myriam J. Curet, M.D., F.A.C.S.	66	Executive Vice President and Chief Medical Officer
Bob DeSantis	57	Executive Vice President and Chief Product Officer
Michele B. DiMartino (1)	52	Senior Vice President, Chief Human Resources Officer
Gary H. Loeb (2)	53	Senior Vice President, General Counsel and Chief Compliance Officer
Marshall L. Mohr	67	Executive Vice President, Global Business Services
David J. Rosa	55	Executive Vice President and Chief Strategy and Growth Officer
Jamie E. Samath	52	Senior Vice President and Chief Financial Officer

(1)Michele B. DiMartino was appointed as an executive officer of the Company as of January 25, 2023.
(2)Gary H. Loeb was appointed as an executive officer of the Company as of September 27, 2022.

The principal occupations and positions for at least the past five years of the executive officers named above, other than Dr. Guthart, are as follows:

Henry L. Charlton joined Intuitive in November 2003 and has held commercial leadership positions in the U.S. and Europe, among other locations. In January 2015, Mr. Charlton was promoted to Senior Vice President, Sales, U.S. and, in January 2018, was promoted to Senior Vice President and General Manager, U.S. In January 2019, Mr. Charlton took on additional responsibility as Senior Vice President and General Manager, U.S. and E.U. In January 2022, Mr. Charlton transitioned to Senior Vice President and Chief Commercial Officer. Prior to joining Intuitive, Mr. Charlton was Vice President of Eastern U.S. Sales at Tidal Software. He also worked at Securant Technologies, Legato Systems, and U.S. Surgical Corporation. Mr. Charlton earned his B.A. in History and English from the University of Pittsburgh.

Myriam J. Curet, M.D., F.A.C.S. joined Intuitive in December 2005 as Chief Medical Advisor. In February 2014, Dr. Curet was promoted to the position of Senior Vice President and Chief Medical Officer. In November 2017, Dr. Curet was promoted to the position of Executive Vice President and Chief Medical Officer. Dr. Curet also held a faculty position as Professor of Surgery at Stanford University. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part-time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. Dr. Curet also currently serves on the Board of Directors of Nektar Therapeutics and Stereotaxis, Inc. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago. She then worked for the Indian Health Service for four years before finishing her Surgical Endoscopy fellowship at the University of New Mexico. She was on the faculty at the University of New Mexico for six years prior to joining the Stanford University Department of Surgery in 2000.

Bob DeSantis joined Intuitive in January 2013 as Vice President, Instruments & Accessories, New Product Introduction. He was promoted to Executive Vice President, Instruments, Accessories, and Endoscopes, in April 2020, and then was promoted to Executive Vice President and Chief Product Officer in January 2021. Prior to joining Intuitive, Mr. DeSantis was Vice President, R&D for Surgical Devices, at Covidien, a medical devices and supplies company, from May 2008 to January 2012, where he led the mechanical and energy devices organizations. He also led the group that developed and first commercialized single incision laparoscopic surgery (SILS). Mr. DeSantis earned his B.S. and M.S. in Mechanical Engineering from the State University of New York, Buffalo. He also holds a Certificate in Innovation Management from the Massachusetts Institute of Technology.

Michele B. DiMartino joined Intuitive in January 2022 as Senior Vice President, Chief Human Resources Officer. Prior to joining Intuitive, Ms. DiMartino was a partner with Kates Kesler Organization Design Consulting (part of Accenture since May 2020) from January 2013 to January 2022, where she worked closely with C-suite leaders and their teams to help redesign their organizations to deliver their growth plans. Prior to that, she worked as an HR executive in several global corporations. Ms. DiMartino holds a B.S. degree from Johnson & Wales University, where she also served on the board of trustees from 2010 to 2019. She has an M.S. degree from Rochester Institute of Technology as well as additional postgraduate study in organization development at Virginia Tech.

Gary H. Loeb joined Intuitive in September 2022 as Senior Vice President, General Counsel and Chief Compliance Officer. Prior to joining Intuitive, Mr. Loeb served as general counsel for several public and private medical diagnostic and therapeutic firms, including Mammoth Biosciences from July 2021 to September 2022, Sangamo Therapeutics from July 2019 to July 2021, and Achaogen from November 2016 to June 2019. Prior to his roles as general counsel, Mr. Loeb spent 11 years leading intellectual property and litigation at Genentech, most recently as VP, Intellectual Property. Prior to Genentech, Mr. Loeb was an associate at law firms in Los Angeles and San Francisco. Mr. Loeb earned a B.S. in biological sciences and a B.A. in English from Stanford University and holds a J.D. from Columbia Law School.

Marshall L. Mohr joined Intuitive in March 2006 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in July 2018. In January 2022, Mr. Mohr assumed the role of Executive Vice President, Global Business Services. Prior to joining Intuitive, Mr. Mohr was Vice President and Chief Financial Officer of Adaptec, Inc. (“Adaptec”). Prior to Adaptec, Mr. Mohr spent 22 years in PwC’s audit practice, where he was most recently the Managing Partner of the firm’s west region technology industry group and led its Silicon Valley accounting and audit advisory practice. Mr. Mohr also currently serves on the Boards of Directors of Pacific Biosciences of California, Inc. and Veeva Systems Inc. Mr. Mohr received his B.B.A. in Accounting and Finance from Western Michigan University.

David J. Rosa joined Intuitive in March 1996 and has held leadership positions in engineering, clinical development, marketing, and product development. In April 2011, Mr. Rosa was promoted to the position of Senior Vice President, Emerging Procedures & Technology, and transitioned to the position of Senior Vice President, Scientific Affairs. In August 2014, Mr. Rosa was promoted to the position of Executive Vice President and Chief Scientific Officer. In June 2015, Mr. Rosa was appointed as Executive Vice President and Chief Commercial Officer. In January 2019, Mr. Rosa took on additional responsibility as Executive Vice President and Chief Business Officer. In January 2022, Mr. Rosa transitioned to Chief Strategy and Growth Officer. Mr. Rosa also currently serves on the Boards of Directors of Kardium Inc. Mr. Rosa graduated magna cum laude with a B.S. in Mechanical Engineering from California Polytechnic University at San Luis Obispo. He also holds a Master of Science in Mechanical Engineering from Stanford University.

Jamie E. Samath joined Intuitive in April 2013 as Vice President and Corporate Controller. In October 2013, Mr. Samath was appointed to the position of Principal Accounting Officer. In August 2019, Mr. Samath was promoted to the position of Senior Vice President, Finance. In January 2022, Mr. Samath was promoted to the position of Chief Financial Officer. Prior to joining Intuitive, Mr. Samath was the Vice President Finance and Corporate Controller at Atmel Corporation (“Atmel”), a semiconductor company, from October 2011 to April 2013, and served as its Principal Accounting Officer from December 2011 to April 2013. Prior to joining Atmel, Mr. Samath served in various finance roles at National Semiconductor Corporation (“National Semiconductor”) (acquired by Texas Instruments Incorporated in September 2011) from February 1991 to September 2011. From June 2005 to June 2010, Mr. Samath was the Principal Accounting Officer and Corporate Controller for National Semiconductor and, from June 2010 to September 2011, was Vice President, Principal Accounting Officer and Corporate Controller for National Semiconductor. Mr. Samath received his B.A. in Business Studies from London Metropolitan University and is a Certified Public Accountant (inactive).

EXECUTIVE COMPENSATION
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason.
Compensation Committee Report
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2023 Annual Meeting of Stockholders and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Members of the Compensation Committee

Amal M. Johnson (Chair)	Amy L. Ladd, M.D.	Jami Dover Nachtsheim	Monica P. Reed, M.D.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program, including the philosophy, objectives, and policies and practices that contributed to our executive compensation actions and decisions for our 2022 named executive officers (our “NEOs”), who are listed below.

Name	Position
Gary S. Guthart, Ph.D.	President and Chief Executive Officer
Jamie E. Samath	Senior Vice President and Chief Financial Officer
David J. Rosa	Executive Vice President and Chief Strategy and Growth Officer
Bob DeSantis	Executive Vice President and Chief Product Officer
Marshall L. Mohr	Executive Vice President, Global Business Services

Executive Summary
The primary objective of our executive compensation program is to attract and retain a passionate team of executives who drive innovation that enables physicians and healthcare providers to improve the quality of and access to minimally invasive care. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to provide a level of fairness within our programs to drive alignment of all employees, including our NEOs. This approach recognizes that, as a company, we are all one team with one mission. We believe our executive compensation program effectively aligns the interests of our NEOs with our objective of creating sustainable long-term value for our stockholders.
2022 Financial Highlights
During 2022, the impact of the COVID-19 pandemic on the Company’s business differed by geography and region. During the first half of 2022, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in the U.S. and Europe followed by recoveries in procedure volumes by mid-2022. During the fourth quarter of 2022, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in China.

Measure (Amounts in millions of USD, except procedures and system placements)	Fiscal 2022	Fiscal 2021	Percentage Change
Revenue	$6,222.2	$5,710.1	9%
Da Vinci procedures	1,875,000	1,594,000	18%
Da Vinci Surgical System placements	1,264	1,347	(6)%
Ion procedures	23,500	7,400	218%
Ion system placements	192	93	106%
Income from operations	$1,577.1	$1,821.0	(13)%
Non-GAAP income from operations (*)	$2,148.8	$2,307.1	(7)%
Net income attributable to Intuitive Surgical, Inc.	$1,322.3	$1,704.6	(22)%
Non-GAAP net income attributable to Intuitive Surgical, Inc. (*)	$1,694.8	$1,809.3	(6)%
Cash, cash equivalents, and investments	$6,741.5	$8,619.5	(22)%
Repurchases and retirement of common stock	$2,607.4	$—	N/A

(*)Non-GAAP Financial Measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). See the section “Non-GAAP Financial Measures” in this proxy statement for more information about these non-GAAP financial measures and for a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.
Beginning with the quarter ended March 31, 2022, the Company is no longer adjusting non-GAAP income from operations or non-GAAP net income attributable to Intuitive Surgical, Inc. for charges relating to intellectual property and license arrangements expensed to R&D. The Company made these changes to its presentation of non-GAAP financial measures based on its understanding of the U.S. Securities and Exchange Commission’s (the “SEC”) current views on this practice from knowledge of communications between the SEC and a number of pharmaceutical and life sciences companies and independent registered public accounting firms. Historical non-GAAP measures have been adjusted for comparability. For the year ended December 31, 2021, the impact of this adjustment was a decrease in non-GAAP income from operations of $8.0 million and a decrease in non-GAAP net income attributable to Intuitive Surgical, Inc. of $6.3 million.

Recent Operational Highlights
•Instruments and accessories revenue increased by 13% to $3.52 billion for the year ended December 31, 2022, compared to $3.10 billion for the year ended December 31, 2021. Systems revenue decreased by 1% to $1.68 billion for the year ended December 31, 2022, compared to $1.69 billion for the year ended December 31, 2021. Service revenue increased by 12% to $1.02 billion for the year ended December 31, 2022, compared to $0.92 billion for the year ended December 31, 2021.
•U.S. da Vinci procedures increased approximately 16% for the year ended December 31, 2022, as compared to the prior year. The 2022 U.S. procedure increase was driven by growth in general surgery procedures, most notably hernia repair, cholecystectomy, and bariatric procedures, as well as moderate growth in the more mature gynecologic and urologic procedure categories.
•Outside of U.S. (“OUS”) da Vinci procedures grew approximately 22% for the year ended December 31, 2022, as compared to the prior year. 2022 OUS procedure growth was driven by continued growth in urologic procedures, including prostatectomies and partial nephrectomies, and earlier stage growth in general surgery (particularly colorectal), gynecologic, and thoracic procedures.
•Procedure volumes in 2022 continued to be impacted by the COVID-19 pandemic. In early 2022, a resurgence of COVID-19 resulted in a significant increase in infections and hospitalization rates in the U.S. and certain countries in Europe, which, in turn, negatively impacted procedure volumes in January and February. As infections and hospitalizations started to decrease in February in the U.S. and Europe, we saw a recovery of procedure volumes. In March and during the second quarter of 2022, we also saw a resurgence in COVID-19 cases and increased hospitalizations and government interventions impacting parts of Asia, particularly China, which negatively impacted procedure volumes. During the third quarter of 2022, we did not experience significant disruptions from COVID-19. In the fourth quarter of 2022, we saw a resurgence in COVID-19 cases in China, which had a significant negative impact on our procedure volumes in the region.
•As of December 31, 2022, we had a da Vinci Surgical System installed base of approximately 7,544 systems, an increase of 12% compared to the installed base of approximately 6,730 systems as of December 31, 2021.
•As of December 31, 2022, we had an Ion system installed base of approximately 321 systems, an increase of 149% compared to the installed base of approximately 129 systems as of December 31, 2021.
•In September 2022, we obtained regulatory clearance for the da Vinci SP Surgical System in Japan for use in general surgeries, thoracic surgeries (excluding cardiac procedures and intercostal approaches), urologic surgeries, gynecological surgeries, and trans-oral head and neck surgeries. The da Vinci SP Surgical System provides surgeons with robotic-assisted technology designed for deep and narrow access to tissue in the body through a single, small incision, which helps enable a minimally invasive experience for complex procedures.

The charts below show our total revenue and the number of da Vinci procedures, system placements, and installed base in 2020, 2021, and 2022.

Total Revenue
($, billions)
$4.4B
$1B
$3.4B
23%
77%
$5.7B
$1.4B
$4.3B
25%
75%
$6.2B
$1.3B
$4.9B
21%
79%
2020
2021
2022
Non-recurring
Recurring*

*Recurring revenue consists of instruments and accessories, services, and operating lease revenue.

Worldwide Procedure Trend

1,243,063
74,370
316,039
349,973
502,681
1,593,866
102,407
385,839
417,002
688,618
1,874,527
118,257
426,500
477,062
852,708
2020
2021
2022
Other
Gynecology
Urology
General Surgery

System Placements

936
43
136
157
600
1,347
47
232
203
865
1,264
48
280
244
692
2020
2021
2022
Rest of World
Europe
Asia
USA

Installed Base

5,989
316
1,059
894
3,720
6,730
342
1,199
1,050
4,139
7,544
359
1,388
1,234
4,563
2020
2021
2022
Rest of World
Europe
Asia
USA

2022 Executive Compensation Highlights
Consistent with our business results, the Compensation Committee took the following actions with respect to the 2022 compensation of our NEOs:
•Base Salary. Base salaries were increased in the range of approximately 3% for our NEOs, other than in the case of Mr. Samath, whose base salary was increased by 16.7% based on his promotion to Senior Vice President and Chief Financial Officer. These base salary increases took into consideration the changes in responsibilities for each NEO, including promotions, the competitive market for executive talent, Company performance, and the other factors described in the section entitled “Executive Compensation Elements” below.
•Annual Performance-Based Cash Bonuses. The 2022 Corporate Incentive Program (the “CIP”), our annual performance-based cash incentive program, for our NEOs was funded at 105.6% and will be paid out in March 2023. The CIP was funded based on our actual level of achievement as measured against a pre-established adjusted operating income goal and pre-established strategic Company performance goals. See the section entitled “Annual Performance Based Cash Bonuses” below for a detailed discussion of the CIP.
•Equity Awards. Beginning in 2022, the Compensation Committee determined to implement a performance equity award program to reward the creation of long-term value for the Company and more closely align executives with shareholder interests. Under the performance award program in 2022, executives, including the NEOs, were granted performance share units (“PSUs”) as one-third of their equity mix. For 2022, the Compensation Committee granted equity awards in the form of RSUs, stock options, and PSUs. The amount of each award was based on several factors, including managing the Company’s burn rate, reducing our equity overhang in the long run, maintaining our ability to compete for outstanding talent, maintaining our corporate compensation philosophies, and the NEO’s experience and performance. In 2023, the Compensation Committee determined that a higher percentage of long-term incentive compensation should be allocated to PSUs. Accordingly, executives, including the NEOs, were generally granted PSUs as one-half of their equity mix for 2023, with the remainder of their equity award value granted equally in the form of RSUs and stock options.
Pay for Performance
We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash bonus opportunity incentivize the achievement of short-term goals, our equity awards in the form of stock options, which are typically subject to either a 4-year or 3.5-year vesting requirement and a 7-year or 10-year term, RSUs, which are typically subject to a 4-year vesting requirement, and PSUs, which are typically subject to a 3-year cliff-vesting requirement and satisfaction of performance or market conditions, represent a long-term compensation structure that promotes retention and continuous commitment to the excellent operating results of the Company. We further believe this compensation mix rewards each executive for their individual contributions to the success of the Company, both present and future. At this phase in our growth cycle, a majority of the annual total direct compensation of our executive officers is directly tied, through the use of RSUs, stock options, and PSUs, to the growth in the value of our common stock. To illustrate this point, the following chart displays the historical relationship between the annual total direct compensation of our CEO and the changes in stockholder value as reflected by the percentage change in value of the market price of our common stock.

CEO annual direct compensation and ISRG stock return

250%
200%
150%
100%
50%
2018
2019
2020
2021
2022
ISRG stock return
CEO direct compensation

Our CEO’s annual total direct compensation consists of base salary paid, annual performance-based cash bonus earned, and the grant date fair value of his equity awards (including RSUs, stock options, and PSUs) granted during the year, as shown in the “2022 Summary Compensation Table” below. Our stock return is calculated based on the closing market price of our common stock on the date of the fiscal year end. The stock return is indexed to 2018, such that it represents the stock price percentage change over the 2018 year-end price of $159.64 per share, and our CEO’s annual total direct compensation is similarly indexed to his 2018 annual total direct compensation.
Results of Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2022 Annual Meeting of Stockholders, we conducted a stockholder advisory vote on the 2021 compensation of our then NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the 2021 compensation of our then NEOs, with over 92% of the votes cast in favor of the proposal. Based on the results of this Say-on-Pay vote, the Compensation Committee determined not to make significant changes to our compensation program following the 2022 Annual Meeting of Stockholders.
We believe that the outcome of the Say-on-Pay vote reflects our stockholders’ support of our compensation philosophy, specifically our efforts to attract, retain, and motivate our executive officers, including our NEOs.
We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including our NEOs. Our policy is to hold Say-on-Pay votes on the compensation of our NEOs on an annual basis.

Executive Compensation Policies and Practices
The Compensation Committee has adopted and is committed to maintaining a comprehensive governance framework for executive compensation that aligns with long-term stockholder interests. This framework includes the following:

Independence	The Compensation Committee is comprised solely of independent directors.
Independent Adviser	The Compensation Committee engages an independent compensation consultant, Aon, to provide analysis, advice, and guidance on compensation matters.
Biennial Executive Compensation Review	The Compensation Committee reviews a biennial compensation analysis prepared by Aon, which includes approval of our executive compensation strategy and philosophy and our compensation peer group.
Succession Planning	We review the risks associated with key executive officer positions and endeavor to ensure adequate succession plans are in place.
Stock Ownership Guidelines	We maintain stock ownership guidelines for our executive officers and the non-employee members of our Board.
Compensation Recovery Policy	We have a Compensation Recovery Policy that provides that the Company may recover cash incentive or performance-vesting equity compensation of our current and former executive officers in the event that they engage in fraudulent or willful misconduct that results in the Company being required to prepare an accounting restatement.
Compensation At-Risk	Our executive compensation program is designed such that a significant portion of compensation is “at risk” based on corporate performance, including equity-based compensation, to align the interests of our executive officers and stockholders.
Performance-Based Awards
Performance-based stock awards are not earned unless the Company attains specified performance objectives over a multi-year period, tying executive pay to the achievement of critical objectives and to sustained value creation for our stakeholders.

No Employment Agreements	We do not have employment agreements with any of our executive officers. All executive officers are employed “at will.”
No Executive Retirement Plans	We do not provide executive pensions or other supplemental executive retirement health or insurance benefits.
No Executive Perquisites	We do not provide any perquisites or other personal benefits to our executive officers that are not otherwise available on the same basis to our other full-time employees.
No Special Health or Welfare Benefits	Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same scaled basis as our other full-time, salaried employees.
No Tax Reimbursements	We do not provide any tax reimbursement payments (including “gross-ups”) on any element of executive compensation.
“Double-Trigger” Change-in-Control Arrangements	All change-in-control payments and benefits pursuant to the Company-wide change in control plan are based on a “double-trigger” arrangement (i.e., they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).
No Repricing	All of the Company’s equity plans expressly prohibit stock option repricing without stockholder approval.
No Buyout of Underwater Options	All of the Company’s active equity plans expressly prohibit the Company from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash.
No Liberal Recycling of Shares	All of the Company’s active equity plans prohibit the liberal recycling of shares or underlying awards granted under these plans.
No Automatic “Single Trigger” Vesting of Equity Awards	None of the Company’s active equity plans provide for automatic acceleration of vesting of equity awards upon a change in control of the Company.

Executive Compensation Philosophy
Goal of Executive Compensation Program
The primary objective of our executive compensation program is to attract and retain a passionate team of executives who will provide leadership to advance the quadruple aim: better outcomes, better patient experience, better care team experience, and lower total cost to treat. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders.
We employ a “team-based” approach to compensating our executives, which is predicated on two principles.
•Each executive, including our NEOs, must demonstrate exceptional performance to remain a part of our executive team. We believe that executives who underperform should be removed from our executive team and have their compensation adjusted accordingly or be dismissed from the Company.
•Executives, including our NEOs, must contribute as members of the team to our overall success rather than merely achieve specific objectives within their respective area of responsibility.
As a result of this team-based approach, the Compensation Committee carefully considers the relative compensation levels among all members of the executive team. Accordingly, our executive compensation program is designed to be internally consistent and equitable to further the Company’s success. As reflected in the discussion below, the differences in the amounts awarded to each of our executives, including our NEOs, relate primarily to the experience, responsibilities, and performance of each individual executive and differing market practices for compensation in each executive’s job function.
Compensation Mix
We are focused on a total compensation program that directly links to performance. We provide competitive cash compensation through base salary, which is fixed pay, and cash performance incentives. Our equity compensation program provides for awards in RSUs, stock options, and PSUs. We rely on these long-term equity awards to attract, motivate, and retain an outstanding executive team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders. We believe RSUs, stock options, and PSUs are effective compensation elements for attracting innovative and passionate executives that reward stockholder value creation and for providing critical retention value for our executives. By ensuring that our executives have a significant portion of their potential compensation tied to long-term stock price performance, we are able to closely align the interest of our executives with the interests of our stockholders.

In 2022, the majority of Dr. Guthart’s and our other NEOs’ total target direct compensation (base salary, target annual bonus, and the grant date fair value of equity awards) is long-term equity-based compensation. Linking most of our NEOs’ total target direct compensation to long-term equity emphasizes variable pay, which is consistent with the Company’s pay-for-performance philosophy. The charts below illustrate the mix of our NEOs’ total target direct compensation.
Executive Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), approves the compensation of our executives, including our NEOs (other than Dr. Guthart), and administers our various equity plans.
The Compensation Committee annually reviews the performance of Dr. Guthart to determine whether to make any changes to his compensation. Following its approval, the Compensation Committee presents such changes to the independent members of our Board for review and ratification.
Role of Executive Officers
Dr. Guthart makes recommendations to the Compensation Committee regarding the base salary, annual performance-based cash bonus award, and equity awards for our executive officers other than himself. At the Compensation Committee’s request, Dr. Guthart reviews with the Compensation Committee the individual performance of each of the other executive officers, including each of our other NEOs. The Compensation Committee gives considerable weight to Dr. Guthart’s evaluations and determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.
The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, Dr. Guthart participates in Compensation Committee meetings, providing input from our executive team on organizational structure, executive development, and financial analysis.
Role of Compensation Consultant
In 2022, the Compensation Committee directly retained the services of Aon to assist it in fulfilling its duties and responsibilities. Aon does not provide services to the Company or its management outside of the services provided to the Compensation Committee unless directed by the Compensation Committee.
The Compensation Committee annually reviews the performance of Aon. As part of this annual review, the Compensation Committee considers the independence of the consultant in accordance with SEC and Nasdaq rules and has concluded that the work that Aon has performed for the Compensation Committee has not raised any conflict of interest.
Competitive Positioning
While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations, as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executives. Generally, the Compensation Committee reviews our executive compensation relative to our established competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every two years. The Compensation Committee uses the competitive market data when evaluating all aspects of executive compensation. As a reference point for our NEOs, the Compensation Committee targets the total direct compensation values, which includes base salary, target annual bonus, and the estimated grant date fair value of equity awards, between the 50th and 75th percentiles of our peers, based on the compensation peer group established by the Compensation Committee in consultation with Aon.
The Compensation Committee engaged Aon to assist with reviewing our compensation peer group and assessing the competitiveness of our executive compensation program in 2022. In evaluating and determining whether to make changes to the compensation peer group, the Compensation Committee considers the following selection criteria:
•Location of the Company (U.S.-based);
•Ownership structure of the company (publicly-traded);
•Company’s industry (medical device, medical supplies, life sciences tools, and services and technology);
•Revenues (approximately 1/3 to 3x the Company’s last four quarters’ revenue); and
•Market capitalization (approximately 1/4 to 4x the Company’s market capitalization).
After considering the analysis performed by Aon, the Compensation Committee selected the following direct compensation peer group for use in 2022 (which was unchanged from 2021):

Adobe Inc.	DexCom, Inc.	ServiceNow, Inc.
Agilent Technologies, Inc.	Edwards Lifesciences Corporation	Stryker Corporation
Align Technology, Inc.	IDEXX Laboratories, Inc.	VMWare, Inc.
Arista Networks Inc.	Illumina, Inc.	Workday, Inc.
Becton, Dickinson and Company	Intuit Inc.	Zimmer Biomet Holdings, Inc.
Block, Inc. (formerly ‘Square, Inc.’)	Mettler-Toledo International Inc.
Boston Scientific Corporation	ResMed Inc.

Executive Compensation Elements
The following table lists the elements of the 2022 target direct compensation for our executive compensation program. A mix of fixed and variable compensation elements is used to drive Company performance by applying specific measures that correlate to the creation of stockholder value and aligning our financial and strategic Company goals.

(1)Refer to the “Long-Term Incentive Compensation” subsection of the “Executive Compensation” section of the Proxy for a description of these performance measures.

Base Salary
In January 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, for possible adjustments. After taking into consideration our “team-based” approach to compensation, as well as competitive market data provided by Aon, the Compensation Committee set the base salaries of our NEOs as follows:

Named Executive Officer	Base Salary as of April 1, 2022 ($)	Base Salary as of April 1, 2021 ($)	Percentage Change
Gary S. Guthart, Ph.D. (1)	880,000	852,325	3.2%
Jamie E. Samath (2)	525,000	450,000	16.7%
David J. Rosa	630,468	611,468	3.1%
Bob DeSantis	568,000	550,000	3.3%
Marshall L. Mohr (3)	588,250	588,250	—%

(1)Dr. Guthart’s base salary was subsequently ratified by the independent members of the Board.
(2)Mr. Samath’s base salary increased to $525,000 on January 1, 2022, in connection with his promotion to Senior Vice President and Chief Financial Officer.
(3)In support of our strategy to establish a global business services organization and ensure the continuity of Mr. Mohr’s highly valued executive leadership, in lieu of a base salary increase, Mr. Mohr received a lump-sum merit award in the amount of $18,000.
The base salaries earned by our NEOs during 2022 are set forth in the “2022 Summary Compensation Table” below.
Annual Performance-Based Cash Bonuses
Under our Corporate Incentive Program (the “CIP”), we use annual performance-based cash bonuses to motivate and reward our executive officers, including our NEOs, to achieve or exceed our short-term financial and operational objectives while making progress towards our long-term growth and other goals. Consistent with our executive compensation philosophy, these annual performance-based cash bonuses constitute a smaller portion of the target total direct compensation opportunity of our executive officers than their long-term equity awards.
At the end of each year, the Compensation Committee determines the amount of the bonus award to be paid to each executive officer by comparing our actual results to the performance goals established for the year. The Compensation Committee may, in its discretion, reduce or increase the amount of any individual award based on an executive officer’s overall performance and respective contribution to the achievement of our performance goals.
Target Annual Cash Bonus Opportunities
Given our emphasis on long-term stockholder value creation over annual operating results, while the target annual cash bonus opportunities for which our executive officers are eligible under the CIP are aligned with the competitive market, the maximum annual cash bonus opportunities are relatively low compared to the competitive market. For 2022, the target and maximum annual cash bonus opportunities (expressed as a percentage of base salary) under the CIP for our NEOs were as follows:

Named Executive Officer	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Maximum Annual Cash Bonus Opportunity (as a percentage of base salary) (1)
Gary S. Guthart, Ph.D.	150%	187.5%
Jamie E. Samath	65%	81.25%
David J. Rosa	100%	125%
Bob DeSantis	100%	125%
Marshall L. Mohr	100%	125%

(1)The maximum annual cash bonus opportunity (as a percentage of base salary) is calculated at the percentages of the target annual cash bonus opportunity set forth above; however, the Compensation Committee may award higher amounts based on individual performance.
For 2023, the target and maximum annual cash bonus opportunities (expressed as a percentage of base salary) under the CIP are the same as 2022.
Annual Cash Bonus Plan Formula and Funding
For 2022, the CIP for each NEO was planned to be funded through an incentive pool based on our achievement of an adjusted operating income (“AOI”) goal, as set forth in our annual operating plan, and paid to our executive officers based on our actual level of achievement with respect to AOI and several pre-established strategic Company performance objectives (the “Company Performance Goals”). For purposes of the CIP, “AOI” is an operational metric that is defined as operating income, excluding CIP expense, share-based compensation and long-term incentive plan expenses, non-cash amortization of intangible assets, litigation charges, and other adjustments, primarily related to inventory cost accounting and hedging.
For 2022, the CIP incentive pool was funded based on the threshold, target, and maximum AOI achievement levels of $2.001 billion, $2.062 billion, and $2.404 billion, respectively, with achievement between any two levels determined by linear interpolation. Achievement at threshold, target, and maximum AOI levels corresponded to funding at 0%, 100%, and 125%.
The amount of the incentive pool that is paid out as annual cash bonuses for each executive officer, including each NEO, is determined by an equal weighting of achievement of the AOI goal and aggregate achievement of the Company Performance Goals. In the event that the AOI threshold was not achieved, the incentive pool would not be funded, and our NEOs would not be eligible to receive any bonus under the CIP. Typically, the overall CIP payout will not exceed the amount by which the incentive pool is funded.
The Company Performance Goals are established at the corporate level by the executive team and Dr. Guthart and then reviewed and approved by our Board annually at the beginning of the year. For 2022, the Company Performance Goals fell into four categories: Innovation & Operational Excellence; Support Our Customers; Quality and Regulatory; and Financial. Given their relationship to our annual operating plan and business strategy and because the Company Performance Goals and their specific target levels are highly confidential, we do not publicly disclose them. We believe their disclosure would provide our competitors, customers, and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm.
The Company Performance Goals are designed to focus on the short-term objectives that we believe ultimately drive the long-term success of the Company. There is a risk that payments with respect to any specific goal will not be made at all or will be made at less than 100% of the target level. The achievement of the goals may be affected by several factors including, but not limited to, the impact of changes in healthcare legislation and policy, global and regional conditions, credit markets and the related impact on healthcare spending, timing and success of product development and market acceptance of developed products, changes in trade agreements and/or tariffs imposed on cross-border commerce, and regulatory approvals, clearances, and restrictions. Because several of these factors are not entirely within the control of our NEOs and given the “stretch” nature of the goal-setting process, we believe that it would be relatively difficult to fully achieve the Company Performance Goals in any year. The challenge of the goals and uncertainty in the environment ensures that any payments under the CIP are truly performance-based, which is consistent with the plan’s objectives.
2022 Bonus Decisions
For 2022, the target funding for AOI was set at $2.062 billion and maximum funding of 125% of the pool was set at AOI of $2.404 billion, with funding at intermediate levels determined based on linear interpolation. Based on our actual achievement of AOI of $2.198 billion, or 111.0% achievement, weighted at 50%, and actual achievement of the Company Performance Goals of 100.2%, weighted at 50%, the CIP was funded at 105.6% of the target level for our NEOs.
Based on our 2022 performance, the annual cash bonus payments made to our other NEOs were approved by the Compensation Committee or, in the case of Dr. Guthart, ratified by the independent members of the Board. The 2022 annual cash bonus payment amounts for our NEOs are set forth in the “2022 Summary Compensation Table” below.
Long-Term Incentive Compensation
Our long-term incentive compensation consists of equity awards in the form of RSUs, stock options, and PSUs. We grant these equity awards to ensure that our executive officers, including our NEOs, have a continuing stake in our long-term success. The Compensation Committee believes that these types of equity awards best meet our overall goals of alignment with long-term performance, stockholder value creation, and retention of our executive officers. The Compensation Committee also believes that the granting of equity awards with multi-year performance or service vesting requirements and, with respect to stock options, a 7-year or 10-year term, creates a substantial retention incentive and encourages our executive officers to focus on our long-term business objectives and driving long-term stock price performance. We further believe using this equity incentive compensation mix rewards each executive officer for their contributions to the future success of the Company and incentivizes them to work towards the Company’s long-term critical performance goals, including through the use of stretch company-based goals with respect to the PSUs.
RSUs and PSUs are generally granted once per year in February, other than in connection with new hires and promotions. The RSUs vest 25% annually over a four-year period, while the PSUs are eligible to vest as 0-125% of the target number of PSUs after a three-year period based on the achievement of the applicable performance objectives.
Stock option awards are generally granted bi-annually in February and August, other than in connection with new hires and promotions. The February stock option grants vest 1/8 upon completion of six months of service and 1/48 per month thereafter, through a four-year period, while the August stock option grants vest 7/48 upon completion of one month of service and 1/48 per month thereafter, through a 3.5-year period.
In 2022, the Compensation Committee determined to implement a performance equity award program to reward the creation of long-term value for the Company and more closely align executives with shareholder interests. Under the performance award program, executives, including the named executive officers, were granted PSUs as one-third of their equity mix for 2022.
The PSUs are eligible to be earned over an approximately three-year performance period and vest on the three-year anniversary of the grant date based on actual performance as determined by the Compensation Committee. The PSUs have an overall payout range of 75% of target to 125% of target, as determined by the Compensation Committee. One-third of the 2022 PSUs are eligible to be earned based on the Company’s total shareholder return (“TSR”) relative to the Standard & Poor’s Healthcare Equipment Select Index (the “Peer Group Index”) over the performance period, while the remaining two-thirds of the 2022 PSUs are eligible to be earned based on the achievement of specified da Vinci procedure growth percentage targets based on both year-over-year and multi-year periods within the overall performance period. No shares will be earned if the actual performance is below the threshold attainment level. We believe that the design of these PSUs provides a strong long-term focus on both operational and stock-based performance of the Company.

The below table outlines the metrics by which the 2022 PSUs are eligible to be earned as well as the earned/vested PSU payout achievement factor for the achievement of threshold, target, or maximum performance.

		% Earned/Vested
Metrics	Weighting	Threshold	Target	Maximum
2023 YoY da Vinci Procedure Growth (1)	33.3%	75%	100%	125%
2024 2-Yr da Vinci Procedure CAGR (2)	33.3%	75%	100%	125%
Relative TSR (3)	33.3%	75%	100%	125%

(1)Calculated as the total da Vinci procedure growth percentage for the fiscal year ended December 31, 2023, relative to the total procedures performed in the fiscal year ended December 31, 2022.
(2)Calculated as the two-year compound annual da Vinci procedure growth rate percentage for fiscal year ended December 31, 2024, relative to the total procedures performed in the fiscal year ended December 31, 2022.
(3)Calculated as the Company's TSR relative to the TSR of companies within the Peer Group Index. The relative TSR will be determined by ranking the Company and the Peer Group Index companies from highest to lowest according to their respective TSRs. The Company's threshold, target, and maximum relative TSR performance metrics relative to the Peer Group Index companies have been set as the 25th, 50th, and greater than or equal to the 75th percentiles, respectively.
Individual grant awards are determined by the Compensation Committee after considering various factors including a competitive market analysis prepared by our compensation consultant, the current value of our common stock, the overall available stock pool under our active equity plans, and the individual performance of each NEO. The Compensation Committee also considers Dr. Guthart’s recommendations for the other NEOs when approving equity awards. The Compensation Committee determines and presents its equity award recommendation for Dr. Guthart to the independent members of the Board for their ratification.
In 2023, the Compensation Committee determined that a higher percentage of long-term incentive compensation should be allocated to PSUs. Accordingly, executives, including the named executive officers, were generally granted PSUs as one-half of their equity mix for 2023, with the remainder of their equity award value granted equally in the form of RSUs and stock options.
In 2023, the Compensation Committee authorized the following equity awards for our NEOs:

	Shares of Company Common Stock Underlying RSUs Granted			Shares of Company Common Stock Subject to Options Granted			Target Shares of Company Common Stock Subject to PSUs Granted
Named Executive Officer	2023	2022	2021	2023 (1)	2022	2021	2023	2022	2021
Gary S. Guthart, Ph.D.	10,534	10,025	12,120	31,602	30,076	36,366	21,069	10,025	—
Jamie E. Samath (2)	4,310	3,008	N/A	12,928	9,022	N/A	8,619	3,008	—
David J. Rosa	5,746	6,015	6,843	17,238	18,046	20,526	11,492	6,015	—
Bob DeSantis	3,831	6,015	6,354	11,492	18,046	19,062	7,661	6,015	—
Marshall L. Mohr (3)	5,746	4,010	6,843	5,746	12,030	20,526	—	4,010	—

(1)    As described above under “Long-Term Incentive Compensation,” stock options are granted bi-annually in February and August. We have included both the February 2023 grant and the expected August 2023 grant in this table. Refer to the section “Long-Term Incentive Compensation” for more information on the vesting terms of these awards.
(2)    The equity awards granted to Mr. Samath in 2021 are not included, as Mr. Samath was not an NEO in 2021.
(3)    In support of our strategy to establish a global business services organization and ensure the continuity of Mr. Mohr’s highly valued executive leadership, in 2023, Mr. Mohr was granted a special equity award with a modified two-year vesting period. Mr. Mohr’s RSUs granted in 2023 will vest in 1/2 increments annually over a two-year period, contingent upon continued employment through the applicable vesting date. Mr. Mohr’s February options granted in 2023 will vest as 1/4th of the underlying options upon completion of six months of service and 1/24th of the underlying options per month thereafter, contingent upon continued employment through the applicable vesting date, and the August options granted in 2023 will vest as 7/24ths of the underlying options upon completion of one month of service following the date of the grant and 1/24th of the underlying options per month thereafter, contingent upon continued employment through the applicable vesting date.

Equity is an important part of our compensation package to employees company-wide and allows us to attract and retain critical talent in a very competitive labor market. The total equity awards granted to our NEOs remains at a small percentage relative to the total equity awards granted to our employees company-wide for the last ten years. For 2013 through 2022, the percentage of NEO equity award grants relative to total equity award grants were as follows:

NEO Grants % of Total
7%
6%
5%
4%
3%
2%
1%
0%
5.0%
5.0%
6.1%
4.6%
4.6%
4.3%
3.0%
3.8%
3.4%
3.5%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Equity Award Grant Policies
The Compensation Committee reviews and approves annual equity award grants to our executive officers, including our NEOs, and Dr. Guthart’s equity award is ratified by the independent members of the full Board. Beginning in 2020 and prior to 2023, the Company made annual stock option grants on the last business day of February and on the same date in August or, if that date is not a business day, the next business day. Beginning in 2023, the Company changed the timing of its bi-annual stock option grants to the last trading day of February and August 10 or, if that date is not a trading day, the next trading day. RSUs and PSUs are granted on the last trading day of February each year.
We do not time the granting of stock options with any favorable or unfavorable news released by the Company. Initial RSU grants are consistently granted on the tenth day of the month. If the tenth day of the month is not a trading day, then the grant date will be the next trading day immediately following the tenth day of the month. Proximity of any awards to an earnings announcement or other market events is coincidental.

Welfare and Other Employee Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees, including our NEOs, who satisfy certain eligibility requirements, including requirements relating to age and length of service. We match 200% of employee contributions up to $1,500 per calendar year per participant, including our named executive officers. All matching employer contributions are fully vested when made.
In addition, we provide all of our employees who work 20 hours or more per week, including our NEOs, a variety of health and welfare benefits. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
Our employee benefits programs are intended to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our NEOs, except in limited situations where we believe it is appropriate to assist an individual in the performance of specific duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of specific duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Post-Employment Compensation
In December 2008, our Board approved and adopted a change-in-control plan (the “Change-in-Control Plan”). Under the Change-in-Control Plan, all eligible employees of the Company who have been employed at least six months prior to the date of their separation from service, including our NEOs, are eligible to receive certain payments and benefits in the event of a termination of employment without cause or an involuntary separation from service within 12 months after a change in control of the Company.
We believe the Change-in-Control Plan is beneficial to our stockholders, because it minimizes the uncertainty presented to our valuable workforce in the case of a change in control of the Company. In addition, we provide the Change-in-Control Plan to encourage our employees to work at a dynamic and rapidly growing business where their long-term compensation largely depends on future stock price appreciation. In the case of our executives, the Change-in-Control Plan is intended to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company, particularly when the services of the executives may not be required by the acquiring entity. In such a situation, we believe that these protections are necessary to encourage retention of the executives through the conclusion of the transaction and to ensure a smooth management transition. The payments and benefits provided under the Change-in-Control Plan have been designed to provide our eligible employees, including our NEOs, with consistent treatment that is competitive with current market practices.
A description of the terms and conditions of the Change-in-Control Plan, as well as information about the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies
Stock Ownership Guidelines
We believe that stock ownership by our executives and the members of our Board is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. In accordance with our stock ownership guidelines in effect since April 2019, these guidelines require (i) our CEO to maintain a minimum level of stock ownership equal to five times his annual base salary and (ii) each of our Executive Vice Presidents to maintain a minimum level of stock ownership equal to three times their respective annual base salary.
For purposes of determining stock ownership levels, the following forms of equity interests are included: shares owned outright by, or held in trust for the benefit of, the executive officer or a spouse or children sharing the same household; shares held through a fund or other entity as to which the executive officer has control; shares of our common stock, stock units, or other stock equivalents obtained through the exercise of stock options or vesting of equity awards; shares of common stock underlying vested stock options, net of shares that would need to be withheld for the exercise price; and other stock or stock equivalent awards determined by the Compensation Committee.
These stock ownership guidelines are intended to create a clear standard that encourages these executives to remain invested in the performance of the Company and our stock price. Each executive officer has five years from the date they become subject to the stock ownership guidelines to achieve compliance with the guidelines. Each of our current executive officers met or are on track to meet the guidelines as of the date of this proxy statement.
Compensation Recovery Policy
Our Compensation Recovery Policy (the “Policy”) is intended to maintain a culture of focused, diligent, and responsible management that discourages conduct detrimental to the growth of the Company. Accordingly, as set forth in the Policy, the Company may recover cash incentive or performance-vesting equity compensation of its current and former executive officers in the event that they engage in fraudulent or willful misconduct that results in the Company being required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities laws.
Tax and Accounting Considerations
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees,” which generally consist of our Chief Executive Officer, Chief Financial Officer, and each of the next three highest compensated officers for the taxable year, without regard to whether such executive officers are serving at the end of the taxable year, and anyone who previously has been a covered employee for any taxable year beginning after December 31, 2016.
While the Compensation Committee considers the deductibility of compensation along with other factors when making compensation decisions, it believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Nonqualified Deferred Compensation
The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2022, and we have not agreed and are not otherwise obligated to provide any executive officer, including any NEO, with such a “gross-up” or other reimbursement.
Accounting for Share-Based Compensation
We follow ASC 718 for our share-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including RSUs, stock options, and PSUs based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
COMPENSATION RISK CONSIDERATIONS
The Compensation Committee considers, in establishing and reviewing our employee compensation programs, whether each of these programs encourages unnecessary or excessive risk taking. The Company, after reviewing and discussing the compensation programs with the Compensation and Audit Committees of our Board, believes that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:
•Base salaries are fixed in amount and, thus, do not encourage risk taking.
•While annual performance-based awards focus on achievement of short-term goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s performance-based award programs represent a reasonable portion of employees’ target total direct compensation opportunities. Performance-based awards are based on various departmental and Company-wide metrics; funding for the awards is capped at the Company level, and the distribution of the funds to executive officers and other employees is at the discretion of the Compensation Committee.
•Long-term equity awards are important to help further align employees’ interests with those of our stockholders. The ultimate value of the awards is tied to the Company’s stock price and, since awards are staggered and subject to long-term vesting schedules, they help ensure our executive officers have significant value tied to our long-term stock price performance. As described above in the Compensation Discussion and Analysis, we have established procedures related to the timing and approval of equity awards. In addition, in 2022, the Compensation Committee approved the implementation of a performance equity award program in which executives, including the named executive officers, were granted PSUs as one-third of their equity mix for the year. The 2022 PSUs are eligible to be earned based on the Company’s achievement of specified da Vinci procedure growth percentage targets based on both year-over-year and multi-year periods and the Company’s total shareholder return relative to the Standard & Poor’s Healthcare Equipment Select Index over a three-year performance period and provide a strong long-term focus on both operational and stock-based performance of the Company without encouraging significant risk-taking in order to achieve such performance goals.
Because of the above, we believe that our employee compensation programs appropriately balance risk and the desire to focus employees on specific short-term goals important to the Company’s success.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2022 Summary Compensation Table
The following Summary Compensation Table sets forth summary information concerning the compensation provided to our NEOs in the years ended December 31, 2022, 2021, and 2020, for services to our Company in all capacities.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3) (4) (5)	Total ($)
Gary S. Guthart, Ph.D. President and Chief Executive Officer	2022	873,081	5,911,183	2,203,864	1,355,449	1,500	10,345,077
	2021	846,119	2,976,672	2,858,652	1,376,466	1,500	8,059,409
	2020	821,475	2,752,030	2,468,357	—	1,500	6,043,362
Jamie E. Samath Senior Vice President and Chief Financial Officer	2022	525,000	1,773,656	661,101	360,360	1,500	3,321,617

David J. Rosa Executive Vice President and Chief Strategy and Growth Officer	2022	625,718	3,546,705	1,322,348	693,868	1,500	6,190,139
	2021	607,218	1,680,641	1,613,504	727,866	1,500	4,630,729
	2020	589,968	1,605,618	1,439,878	—	1,500	3,636,964
Bob DeSantis Executive Vice President and Chief Product Officer	2022	563,500	3,546,705	1,322,348	547,511	8,054	5,988,118
	2021	537,500	1,560,542	1,498,423	595,339	1,500	4,193,304
	2020	489,955	1,808,335	705,369	41,097	1,500	3,046,256
Marshall L. Mohr Executive Vice President, Global Business Services	2022	588,250	2,364,479	881,516	590,132	19,500	4,443,877
	2021	584,000	1,680,641	1,613,504	666,702	1,500	4,546,347
	2020	566,250	1,605,618	1,439,878	—	1,500	3,613,246

(1)The amounts reported in these columns represent the grant date fair values of the RSUs, stock options, and PSUs granted to the NEOs in the applicable fiscal year, determined in accordance with ASC 718. See Note 10 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 10, 2023, for a discussion of all assumptions made by us in determining the grant date fair value of these equity awards.
The amounts in 2022 include the grant date fair value for PSUs, which are eligible to be earned over an approximately three-year performance period and have an overall payout range of 75% to 125% of target, as determined by the Compensation Committee. One-third of the 2022 PSUs are eligible to be earned based on the Company’s total shareholder return relative to the Standard & Poor’s Healthcare Equipment Select Index over the performance period, while the remaining two-thirds of the 2022 PSUs are eligible to be earned based on the achievement of specified da Vinci procedure growth percentage targets based on both year-over-year and multi-year periods within the overall performance period. No shares will be earned if the actual performance is below the threshold attainment level. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the grant date. The maximum grant date fair values of the performance condition component of PSUs were $2,425,465, $727,761, $1,455,279, $1,455,279 and $970,186 for Dr. Guthart, Mr. Samath, Mr. Rosa, Mr. DeSantis, and Mr. Mohr, respectively. The market condition component of the fair value of PSUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the S&P Health Care Equipment Select Industry Index at the end of the three-year performance period and a risk-free interest rate of 1.61% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the period; accordingly, their maximum grant date fair values were the same as their target grant date fair values shown in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the market condition component of the PSUs was 109% of our closing stock price on the grant date, and, as a result, the grant date fair values were $1,060,244, $318,126, $636,146, $636,146, and $424,098 for Dr. Guthart, Mr. Samath, Mr. Rosa, Mr. DeSantis, and Mr. Mohr, respectively.
(2)Represents the annual bonus earned in the designated fiscal year under the CIP paid in March of the following year. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.
(3)For all NEOs, this category includes matching contributions paid by us pursuant to our 401(k) plan in the amount of $1,500.
(4)For Mr. DeSantis, in 2022, this category included a vacation cash-out in the amount of $6,554.
(5)For Mr. Mohr, in 2022, this category included a one-time payment in lieu of a base salary increase in the amount of $18,000.

2022 Grants of Plan-Based Awards Table
The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: # of Shares of Stock or Units (3)	All Other Option Awards: # of Securities Underlying Options (3)	Exercise or Base Price of Options or Awards ($/Share)	Grant Date Fair Value of Options and Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary S. Guthart, Ph.D.	2/28/2022				7,519	10,025	12,531				3,000,625
	2/28/2022							10,025			2,910,558
	2/28/2022								15,038	290.33	1,213,755
	8/29/2022								15,038	208.90	990,109
	Cash Incentive	—	1,288,866	1,611,083
Jamie E. Samath	2/28/2022				2,256	3,008	3,760				900,343
	2/28/2022							3,008			873,313
	2/28/2022								4,511	290.33	364,094
	8/29/2022								4,511	208.90	297,007
	Cash Incentive	—	329,063	411,329
David J. Rosa	2/28/2022				4,511	6,015	7,519				1,800,370
	2/28/2022							6,015			1,746,335
	2/28/2022								9,023	290.33	728,269
	8/29/2022								9,023	208.90	594,079
	Cash Incentive	—	625,718	782,148
Bob DeSantis	2/28/2022				4,511	6,015	7,519				1,800,370
	2/28/2022							6,015			1,746,335
	2/28/2022								9,023	290.33	728,269
	8/29/2022								9,023	208.90	594,079
	Cash Incentive	—	563,500	704,375
Marshall L. Mohr	2/28/2022				3,008	4,010	5,013				1,200,255
	2/28/2022							4,010			1,164,223
	2/28/2022								6,015	290.33	485,486
	8/29/2022								6,015	208.90	396,031
	Cash Incentive	—	588,250	735,313

(1)For 2022, Dr. Guthart had a bonus target of 150% of base salary, Mr. Samath had a bonus target of 65% of base salary, and Messrs. Rosa, DeSantis, and Mohr had a bonus target of 100% of base salary. At its discretion, the Compensation Committee has the authority to pay any NEO in excess of or below the targeted bonus amount. The goals for 2022 were approved by the Compensation Committee in January 2022. The payout amounts for each NEO were reviewed and approved by the Compensation Committee and the Board in January 2023 upon reviewing results for 2022. The maximum bonus or performance payout is calculated at 125% of the target. Refer to the “Compensation Discussion and Analysis” section above for detailed discussion of the CIP.
(2)Amounts represent threshold, target, and maximum opportunities for the 2022 PSUs, which are eligible to be earned over an approximately three-year performance period and have an overall payout range of 75% of target to 125% of target, as determined by the Compensation Committee. One-third of the 2022 PSUs are eligible to be earned based on the Company’s TSR relative to the Peer Group Index TSR over the performance period, while the remaining two-thirds of the 2022 PSUs are eligible to be earned based on the achievement of specified da Vinci procedure growth percentage targets based on both year-over-year and multi-year periods within the overall performance period. No shares will be earned if the actual performance is below the threshold attainment level. The February PSU grants vest on the three-year anniversary of the grant date based on actual performance achievement of each metric as determined by the Compensation Committee.
(3)The options were granted under our Amended and Restated 2010 Incentive Award Plan. The February option grants vest 6/48 at the end of six months and 1/48 per month thereafter through a four-year period, subject to continued employment through the applicable vesting date. The August option grants vest 7/48 at the end of one month and 1/48 per month thereafter through a 3.5-year period, subject to continued employment through the applicable vesting date. The February RSU grants vest in 1/4 increments annually over a four-year period, subject to continued employment through the applicable vesting date.
(4)The amounts shown represent the fair value per share as of the grant date of such award determined pursuant to ASC 718, multiplied by the number of shares. See Note 10 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 10, 2023, for a discussion of the assumptions made by us in determining the value of the equity awards. The grant date fair value for the performance condition component of PSUs was determined based on the fair market value of our common stock on the grant date. The grant date fair value for the market condition component of PSUs was determined using the Monte-Carlo simulation method described above. For information on the inputs to the Monte-Carlo simulation method, see footnote (1) of the 2022 Summary Compensation Table.

Outstanding Equity Awards as of December 31, 2022
The following table summarizes the outstanding stock options and RSUs that were held by our NEOs as of December 31, 2022:

		Option Awards				Stock Awards
Name	Grant Date	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable) (*)	Option Exercise Price ($/share)	Option Expiration Date	Shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gary S. Guthart, Ph.D.	8/15/2013	67,500	—	42.64	8/15/2023
	2/18/2014	33,750	—	49.34	2/18/2024
	8/15/2014	33,750	—	51.02	8/15/2024
	2/17/2015	25,200	—	57.11	2/17/2025
	8/17/2015	25,200	—	59.23	8/17/2025
	2/16/2016	7,893	—	59.46	2/16/2026
	2/15/2017	36,000	—	79.64	2/15/2027
	8/15/2017	36,000	—	109.49	8/15/2027
	2/15/2018	25,500	—	139.52	2/15/2028
	8/15/2018	25,500	—	174.26	8/15/2028
	2/15/2019	21,561	939	182.83	2/15/2029
	2/15/2019					3,750	995,063
	8/15/2019	21,564	936	166.62	8/15/2029
	2/28/2020	16,431	6,765	177.99	2/28/2030
	2/28/2020					7,728	2,050,625
	8/28/2020	16,428	6,765	242.34	8/28/2030
	2/26/2021	8,334	9,849	245.60	2/26/2031
	2/26/2021					9,090	2,412,032
	8/26/2021	8,334	9,849	347.42	8/26/2031
	2/28/2022	3,132	11,906	290.33	2/28/2029
	2/28/2022					10,025	2,660,134
	2/28/2022							10,025	2,660,134
	8/29/2022	3,133	11,905	208.90	8/28/2029
Jamie E. Samath	2/15/2018	432	—	139.52	2/15/2028
	8/15/2018	432	—	174.26	8/15/2028
	2/15/2019	1,269	180	182.83	2/15/2029
	2/15/2019					723	191,848
	8/15/2019	1,269	180	166.62	8/15/2029
	2/28/2020	786	735	177.99	2/28/2030
	2/28/2020					2,511	666,294
	8/28/2020	783	732	242.34	8/28/2030
	2/26/2021	1,173	1,392	245.60	2/26/2031
	2/26/2021					3,849	1,021,332
	8/26/2021	1,176	1,389	347.42	8/26/2031
	2/28/2022	939	3,572	290.33	2/28/2029
	2/28/2022					3,008	798,173
	2/28/2022							3,008	798,173
	8/29/2022	940	3,571	208.90	8/28/2029
David J. Rosa	2/15/2013	54,000	—	63.25	2/15/2023
	8/15/2013	108,000	—	42.64	8/15/2023
	2/18/2014	28,125	—	49.34	2/18/2024
	8/7/2014	40,500	—	49.09	8/7/2024
	8/15/2014	28,125	—	51.02	8/15/2024
	2/17/2015	22,050	—	57.11	2/17/2025
	8/17/2015	22,050	—	59.23	8/17/2025

	2/16/2016	14,625	—	59.46	2/16/2026
	8/15/2016	14,625	—	77.00	8/15/2026
	2/15/2017	27,000	—	79.64	2/15/2027
	8/15/2017	27,000	—	109.49	8/15/2027
	2/15/2018	18,750	—	139.52	2/15/2028
	8/15/2018	18,750	—	174.26	8/15/2028
	2/15/2019	12,936	564	182.83	2/15/2029
	2/15/2019					2,250	597,038
	8/15/2019	12,939	561	166.62	8/15/2029
	2/28/2020	9,582	3,948	177.99	2/28/2030
	2/28/2020					4,509	1,196,463
	8/28/2020	9,585	3,945	242.34	8/28/2030
	2/26/2021	4,704	5,559	245.60	2/26/2031
	2/26/2021					5,130	1,361,246
	8/26/2021	4,704	5,559	347.42	8/26/2031
	2/28/2022	1,879	7,144	290.33	2/28/2029
	2/28/2022					6,015	1,596,080
	2/28/2022							6,015	1,596,080
	8/29/2022	1,880	7,143	208.90	8/28/2029
Bob DeSantis	2/15/2019					2,124	563,603
	2/28/2020	816	1,269	177.99	2/28/2030
	2/28/2020					4,347	1,153,476
	5/11/2020	723	1,539	179.70	5/11/2030
	5/11/2020					723	191,848
	8/28/2020	816	1,266	242.34	8/28/2030
	2/26/2021	1,587	5,163	245.60	2/26/2031
	2/26/2021					4,764	1,264,127
	8/26/2021	4,371	5,160	347.42	8/26/2031
	2/28/2022	1,879	7,144	290.33	2/28/2029
	2/28/2022					6,015	1,596,080
	2/28/2022							6,015	1,596,080
	8/29/2022	1,880	7,143	208.90	8/28/2029
Marshall L. Mohr	2/15/2013	54,000	—	63.25	2/15/2023
	2/16/2016	11,250	—	59.46	2/16/2026
	8/15/2016	11,250	—	77.00	8/15/2026
	2/15/2017	22,500	—	79.64	2/15/2027
	8/15/2017	22,500	—	109.49	8/15/2027
	2/15/2018	12,750	—	139.52	2/15/2028
	8/15/2018	12,750	—	174.26	8/15/2028
	2/15/2019	10,062	438	182.83	2/15/2029
	2/15/2019					1,749	464,097
	8/15/2019	10,062	438	166.62	8/15/2029
	2/28/2020	9,582	3,948	177.99	2/28/2030
	2/28/2020					4,509	1,196,463
	8/28/2020	9,585	3,945	242.34	8/28/2030
	2/26/2021	4,704	5,559	245.60	2/26/2031
	2/26/2021					5,130	1,361,246
	8/26/2021	4,704	5,559	347.42	8/26/2031
	2/28/2022	1,252	4,763	290.33	2/28/2029
	2/28/2022					4,010	1,064,054
	2/28/2022							4,010	1,064,054
	8/29/2022	1,254	4,761	208.90	8/28/2029

(*)All of the listed options, except the August 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, August 15, 2014, and May 11, 2020 grants vest as to 6/48ths of the underlying option shares upon completion of six months of service following the date of grant and 1/48th per month thereafter, contingent upon continued employment. The August 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, and August 15, 2014

options vest as to 7/48ths of the underlying option shares upon completion of one month of service following the date of the grant and 1/48th per month thereafter, contingent upon continued employment. The May 11, 2020 grant vests as to 25% of the underlying option shares on the completion of one year of service following the date of grant and 1/48 per month thereafter, contingent upon continued employment. All options granted prior to 2022 have a ten-year term. Beginning in 2022, all options granted have a seven-year term.
(1)    All of the listed RSUs vest in 1/4 increments annually over a four-year period from the date of grant, subject to continued employment through the applicable vesting date.
(2)    The dollar amounts shown are determined by multiplying the number of unvested units by $265.35 (the closing price of the Company’s common stock on December 31, 2022, the last trading day of the Company’s fiscal year).
(3)    All of the listed PSUs vest on the three-year anniversary of the grant date based on actual performance of the applicable performance goals as determined by the Compensation Committee. The target number of PSUs is shown. As described in the CD&A above, in each case, between 0% and 125% of the target number of PSUs are eligible to be earned and vest. One-third of the 2022 PSUs are eligible to be earned based on the Company’s total shareholder return relative to the Standard & Poor’s Healthcare Equipment Select Index over the performance period, while the remaining two-thirds of the 2022 PSUs are eligible to be earned based on the achievement of specified da Vinci procedure growth percentage targets based on both year-over-year and multi-year periods within the overall performance period.
Option Exercises and Stock Vested During Fiscal 2022
The following table summarizes the stock options exercised and vesting of RSUs during the year ended December 31, 2022, and the value realized upon exercise of stock options and vesting of stock awards by our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (2)
Gary S. Guthart, Ph.D.	193,500	30,175,223	14,895	4,325,943
Jamie E. Samath	—	—	4,128	1,200,947
David J. Rosa	—	—	9,342	2,712,230
Bob DeSantis	3,021	108,872	9,126	2,620,666
Marshall L. Mohr	—	—	7,842	2,278,265

(1)The value realized equals the excess of the fair market value of our common stock at exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.
(2)The dollar amounts shown above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company’s common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
The following table shows potential payments to the NEOs upon a change in control of the Company and subsequent involuntary separation from service within 12 months after the change in control, in accordance with the Change-in-Control Plan. Under this plan, all eligible employees of the Company who have been employed at least six months prior to the separation from service date, including executive officers, are entitled to the following severance payments and benefits in the event of a termination of employment without cause or an involuntary separation from service within 12 months after a change in control of the Company:
•A lump-sum cash payment in the amount equal to the sum of six months of such eligible employee’s base compensation (defined in the Change-in-Control Plan as base salary and target bonus) plus an additional one month of base compensation for every year of such eligible employee’s service with the Company, such severance not to exceed 12 months;
•Six months of COBRA premiums, provided that such eligible employee elects continued coverage under COBRA; and
•100% vesting of all outstanding unvested equity awards that the eligible employee then holds.
Beginning in 2022, the Compensation Committee implemented a performance equity award program consisting of PSUs. Under the PSU award agreements, in the event of a Change in Control where the PSUs are assumed or otherwise continued by an acquirer, the PSUs will be deemed achieved at the greater of target or actual achievement (measured as of the Change in Control), and such deemed PSUs will remain outstanding and eligible to vest on the third anniversary of the grant date. In the event the participant’s employment is terminated without Cause or as a result of an Involuntary Termination within the twelve-month period following such Change in Control, each such outstanding PSU shall vest in full as of the date of such termination.

The amounts shown for NEOs below assume that a Change in Control occurred on December 31, 2022, and that the PSUs were not assumed or otherwise continued by an acquirer and are estimates of the amounts that would be paid to the NEOs upon such a Change in Control.

Name	Total Value of PSU Acceleration ($) (1)
Gary S. Guthart, Ph.D.	2,660,134
Jamie E. Samath	798,173
David J. Rosa	1,596,080
Bob DeSantis	1,596,080
Marshall L. Mohr	1,064,054

(1)For purposes of the PSUs, as of December 31, 2022, performance achievement (measured as if a Change in Control occurred December 31, 2022) would result in a deemed achievement of the PSUs at target, which was greater than actual achievement as of such date. As a result, the target number of PSUs subject to each executive’s award have been used for purposes of this calculation. The total value of PSU acceleration is determined by multiplying the target number of shares underlying the PSUs by the closing market price on December 30, 2022, of $265.35.
The amounts shown for all NEOs below assume that a qualifying termination of employment was effective December 31, 2022, under the Change-in-Control Plan and are estimates of the amounts that would be paid to the NEOs upon such a termination of employment. The terms and conditions of the Change-in-Control Plan (including the definitions of the key plan terms) are set forth in the plan document.

Name	Base Compensation and Target Bonus ($) (1)	COBRA Premiums ($)	Total Value of Equity Acceleration ($) (2)	Total Potential Payment ($)
Gary S. Guthart, Ph.D.	2,200,000	9,346	12,561,130	14,770,476
Jamie E. Samath	866,250	13,472	3,818,576	4,698,298
David J. Rosa	1,260,936	13,472	7,397,542	8,671,950
Bob DeSantis	1,136,000	12,263	7,142,222	8,290,485
Marshall L. Mohr	1,176,500	9,346	6,043,544	7,229,390

(1)Amounts shown are the target payments the executive officers would have received as of December 31, 2022. Amounts of the parachute payment cut-back, as described below, if any, would be calculated upon actual termination of employment.
(2)Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the market value of the option shares for which vesting is accelerated over the exercise price for those option shares, using $265.35 per share for the market value, which is the closing market price of a share of our common stock on December 30, 2022, the last trading day of our 2022 fiscal year. The dollar amounts of RSUs are determined by multiplying the number of shares subject to the RSUs for which vesting is accelerated by $265.35. For purposes of the PSUs, as of December 31, 2022, performance achievement (measured as if a Change in Control occurred December 31, 2022) would result in a deemed achievement of the PSUs at target, which was greater than actual achievement as of such date. As a result, the total value of PSU acceleration was determined by multiplying the target number of shares underlying the PSUs by the closing market price on December 30, 2022, of $265.35.

For purposes of the Change-in-Control Plan, an involuntary separation from service of a NEO generally means, (i) without the executive’s express written consent, the assignment to the executive of any duties or the significant reduction of the executive’s duties, authority, or responsibilities, which is inconsistent with the executive’s duties, authority, or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such duties, authority, or responsibilities; (ii) a reduction by the Company in the base compensation of the executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction with the result that the executive’s overall benefits package is significantly reduced; (iv) the relocation of the executive to a facility or a location more than 25 miles from the executive’s then present location without the executive’s express written consent; (v) any purported termination of the executive by the Company, which is not effected for disability or for cause, or any purported termination for which the grounds relied upon are not valid; (vi) the failure of the Company to obtain the assumption of the agreement by any successors contemplated in the Change-in-Control Plan; or (vii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the executive. In order for an executive to terminate employment in an involuntary separation from service, he or she must provide notice to the Company of the existence of a condition listed above, within 30 days of the initial existence of the condition, and the Company shall have 30 days following receipt of such notice to remedy such condition and not make any payments hereunder in connection with such termination of employment.
The payments and benefits pursuant to the Change-in-Control Plan are subject to a NEO’s timely execution and non-revocation of a release of claims. Further, the Change-in-Control Plan specifically includes a so-called parachute payment “best pay” provision, where payments and benefits will either be made to the executive in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Internal Revenue Code, whichever of the foregoing amounts is greater on an after-tax basis.
Pay Ratio

Annual total compensation of the CEO for 2022	$10,345,077
Annual total compensation of the median employee for 2022	$127,948
Ratio of annual total compensation of the CEO to the annual total compensation of the median employee for 2022	81:1
The Company identified the median employee using a consistently applied compensation measure that consists of annual base salary or wages, target annual performance-based cash bonuses, target commissions, and long-term equity awards based on their grant date fair values. Permanent employees who joined in 2022 and permanent employees who were on leave during 2022 were assumed to have worked for the entire year. All U.S. and non-U.S. employees employed as of December 31, 2022, were captured. No cost-of-living adjustments were made.
The annual total compensation of the CEO and the annual total compensation of the median employee were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth information concerning the compensation provided to our NEOs and certain measures of Company performance in the years ended December 31, 2022, 2021, and 2020, for services to our Company in all capacities. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ Millions)	Adjusted Operating Income ($ Millions) (3)
					Total Shareholder Return ($)	Peer Group Index Total Shareholder Return ($) (2)
2022	10,345,077	1,606,523	4,985,938	1,158,257	133.76	104.89	1,344.4	2,198.0
2021	8,059,409	17,458,020	4,462,961	9,386,652	181.11	137.21	1,728.1	2,380.0
2020	6,043,362	15,011,356	3,477,084	8,127,959	137.46	132.81	1,066.8	1,552.0

(1)Amounts represent compensation actually paid (“CAP”) to our CEO, who was our Principal Executive Officer or “PEO” for each of the years shown, and the average CAP to our remaining NEOs or “Non-PEO NEOs” for the relevant fiscal year, as determined under SEC rules, which includes the individuals indicated below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Gary S. Guthart, Ph.D.	Jamie E. Samath, David J. Rosa, Bob DeSantis, and Marshall L. Mohr
2021	Gary S. Guthart, Ph.D.	Marshall L. Mohr, David J. Rosa, Bob DeSantis, and Myriam J. Curet, M.D., F.A.C.S.
2020	Gary S. Guthart, Ph.D.	Marshall L. Mohr, David J. Rosa, Bob DeSantis, and Myriam J. Curet, M.D., F.A.C.S.
Amounts represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:

Applicable Fiscal Year (“FY”)	2020		2021		2022
	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Deduction for ASC 718 Fair Value as of Grant Date Reported under the Stock Awards and Option Awards Columns in the Summary Compensation Table	(5,220,387)	(2,912,548)	(5,835,324)	(3,235,350)	(8,115,047)	(3,854,715)
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Remain Unvested as of FY End (“FYE”)	8,180,812	4,592,087	8,552,492	4,741,792	7,508,234	3,566,468
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Vested during the FY as of Vesting Date	800,955	388,041	902,483	500,350	362,222	172,054
Increase/deduction based on ASC 718 Fair Value of Outstanding Unvested Prior FY Awards as of FYE Compared to Valuation as of Prior FYE	4,624,629	2,306,531	5,172,006	2,658,137	(4,427,416)	(2,038,018)
Increase/deduction based on ASC 718 Fair Value of Prior FY Awards that Vested during the FY as of Vesting Date Compared to Valuation as of Prior FYE	581,985	276,764	606,954	258,762	(4,066,547)	(1,673,470)
Deduction of ASC 718 Fair Value of Prior FY Awards as of Prior FYE that were Forfeited during the FY	—	—	—	—	—	—
Total Adjustments	8,967,994	4,650,875	9,398,611	4,923,691	(8,738,554)	(3,827,681)
The fair values of RSUs, PSUs, and stock options included in the CAP to our PEO and the Average CAP to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2022. Any changes to the RSU and PSU fair values from the grant date (for current year grants) and from prior year-end (for prior year RSU grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for PSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.
(2)For the relevant fiscal year, represents the cumulative TSR of the S&P Health Care Equipment Select Industry Index.
(3)AOI is an operating metric defined in the “Annual Cash Bonus Plan Formula and Funding” subsection of the “Executive Compensation” section. AOI is calculated as operating income, excluding CIP expense, share-based compensation and long-term incentive plan expenses, non-cash amortization of intangible assets, certain acquisition-related items for the re-measurement of contingent consideration, litigation charges and recoveries, and other adjustments, primarily related to inventory cost accounting and hedging. The Company selected AOI as the Company-Selected Measure due to it being an important financial performance measure that helps link CAP to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, AOI is used to evaluate NEO performance under the CIP, a short-term cash incentive plan that is funded based on the Company’s achievement of an AOI goal as well as several other Company Performance Goals.

2022 Pay Versus Performance Graphs
The graphs below compare (i) the relationship between PEO and average NEO CAP with our TSR, (ii) the relationship between PEO and average NEO CAP and net income, (iii) the relationship between PEO and average NEO CAP and AOI, and (iv) the relationship between our TSR and the Peer Group Index TSR, in each case, for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020. TSR amounts reported in the graph assume an initial fixed investment of $100.
Description of Relationship Between PEO and Average NEO Compensation Actually Paid and Our TSR
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, each as set forth in the Table above, and our cumulative TSR over the three-year period from 2020 through 2022.

PEO and Average NEO Compensation Actually Paid Versus Intuitive Cumulative TSR

$20
$15
$10
$5
$0
$200
$150
$100
$50
$0
Compensation Actually Paid ($Millions)
Cumulative TSR
$100.00
$137.46
$181.11
$133.76
15.0
8.1
17.4
9.4
1.6
1.2
2019
2020
2021
2022
Fiscal Year
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Intuitive Cumulative TSR

Description of Relationship Between PEO and Average NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, and our net income during years 2020 through 2022, each as set forth in the table above.

PEO and Average NEO Compensation Actually Paid Versus Net Income

$20
$15
$10
$5
$0
Compensation Actually Paid ($Millions)
$2,000
$1,500
$1,000
$500
$0
Net Income ($ Millions)
$1,728
$1,067
$1.344
15.0
8.1
17.4
9.4
1.6
1.2
2020
2021
2022
Fiscal Year
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income

Description of Relationship Between PEO and Average NEO Compensation Actually Paid and AOI
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, and the AOI during years 2020 through 2022, each as set forth in the table above.

PEO and Average NEO Compensation Actually Paid versus AOI

$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($Millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
AOI ($ Millions)
$2,380
$2,198
$1,552
15.0
8.1
17.4
9.4
1.6
1.2
2020
2021
2022
Fiscal Year
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
AOI

Description of Relationship Between Our TSR and Peer Group Index TSR
The following chart compares our cumulative TSR over the three-year period from 2020 through 2022 to that of the S&P Health Care Equipment Select Industry Index over the same time period.

Comparison of Intuitive Cumulative TSR Versus S&P Health Care Equipment Select Industry Index Cumulative TSR

$200
$150
$100
$50
Cumulative TSR
$181.11
$137.46
$133.76
$137.21
$132.81
$100.00
$100.00
$104.89
2019
2020
2021
2022
Fiscal Year
Intuitive Cumulative TSR
Peer Group Index Cumulative TSR

2022 Pay Versus Performance Tabular List
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the performance measures that we believe represent the most important financial performance measures used by us to link CAP to our NEOs for the fiscal year ended December 31, 2022. The measures in this table are not ranked.

Performance measure	Performance measure description
AOI	Refer to the “Annual Cash Bonus Plan Formula and Funding” subsection of the “Executive Compensation” section for a definition of this measure.
Relative TSR	Refer to the “Long-Term Incentive Compensation” subsection of the “Executive Compensation” section for a definition of this measure.
Da Vinci procedure growth	Refer to the “Long-Term Incentive Compensation” subsection of the “Executive Compensation” section for a description of this measure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has determined that the following current directors are “independent” under current Nasdaq rules: Craig H. Barratt, Ph.D., Joseph C. Beery, Amal M. Johnson, Don R. Kania, Ph.D., Amy L. Ladd, M.D., Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Jami Dover Nachtsheim, Monica P. Reed, M.D., and Mark J. Rubash.
The Company has adopted a written policy for approval of transactions between the Company and its related parties, such as directors, director nominees, executive officers, greater than five percent beneficial owners, and each of their respective immediate family members, as well as any firm, corporation, or other entity in which such persons are employed, serve as general partner, principal, or similar position or in which such persons own a five percent or greater beneficial ownership interest, where the amount involved in the transaction exceeds or is expected to exceed $120,000 on an annual aggregate basis in a single calendar year and in which the related party had, has, or will have a direct or indirect interest. The policy provides that the Audit Committee review transactions subject to the policy and determine whether or not to approve or ratify those transactions. In doing so, they take into account:
•Whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party.
•Whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
•Whether the transaction arose in the ordinary course of business.
•Whether there are business reasons for the Company to enter into the related party transaction.
•Whether the transaction would impair the independence of an outside director.
•Whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.
•Any other factors deemed appropriate.
No member of the Audit Committee may participate in the approval of a related party transaction for which he or she is a related party.
In addition, each of the following types of related party transactions are deemed to be approved under the policy:
•Compensation to an executive officer or director of the Company required to be disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K; or compensation to an executive officer, provided that such compensation would have been reported pursuant to Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer” and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee of the Board.
•The following transactions that are in the Company’s ordinary course of business and where the financial interest of the related party arises only in the following indirect manners:
a)from the related party’s position as a director of another corporation or organization that is a party to the transaction;
b)from the direct or indirect ownership by the related party (or parties, in the aggregate) of less than a 10% equity interest in another person (other than a partnership), which is a party to the transaction; or
c)from the related party’s position as a limited partner in a partnership in which the related party (or parties, in the aggregate) has or have an interest of less than 10%, and the related party is not a general partner of and does not have another position in the partnership.
•Transactions that are in the Company’s ordinary course of business and where the interest of the related party arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.
A summary of all material related party transactions, if any, is provided to the Audit Committee for its review at each regularly scheduled Audit Committee meeting. If advance approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee and will be subject to ratification by the Audit Committee at the next regularly scheduled meeting. If ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul any such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The information in the following table sets forth the ownership of our common stock, as of December 31, 2022, by: (i) any person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each of our NEOs named in the Compensation Discussion and Analysis section; (iii) each of our directors; and (iv) all executive officers and directors as a group. As of December 31, 2022, 350,033,716 shares of our common stock were issued and outstanding.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of December 31, 2022, through the exercise of any stock options, warrants, or other rights or upon vesting of RSUs and PSUs. Shares of our common stock that a person (or group of persons) has the right to acquire within 60 days of December 31, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person (or group of persons). Unless otherwise noted below, the address for each beneficial owner listed is c/o Intuitive Surgical, Inc., 1020 Kifer Rd., Sunnyvale, California 94086.
The following table indicates those owners and their total number of beneficially owned shares, including shares subject to options exercisable or RSUs and PSU vesting within 60 days after December 31, 2022; however, unless otherwise indicated, these shares do not include any options, RSUs, or PSUs awarded after December 31, 2022:

	Beneficial Ownership
Beneficial Owner	Number of Shares		Percent of Total
The Vanguard Group	29,425,186	(1)	8.4%
BlackRock, Inc.	28,447,145	(2)	8.1%
T. Rowe Price Associates, Inc.	20,823,995	(3)	5.9%
Gary S. Guthart, Ph.D.	1,693,394	(4)	*
David J. Rosa	609,689	(5)	*
Marshall L. Mohr	308,527	(6)	*
Craig H. Barratt, Ph.D.	60,222	(7)	*
Amal M. Johnson	44,380	(8)	*
Alan J. Levy, Ph.D.	40,080	(9)	*
Mark J. Rubash	30,693	(10)	*
Bob DeSantis	28,321	(11)	*
Jami Dover Nachtsheim	18,531	(12)	*
Jamie E. Samath	17,792	(13)	*
Don R. Kania, Ph.D.	11,055	(14)	*
Keith R. Leonard Jr.	9,429	(15)	*
Amy L. Ladd, M.D.	6,339	(16)	*
Joseph C. Beery	5,289	(17)	*
Monica P. Reed, M.D.	2,226	(18)	*
All executive officers and directors as a group (19 persons)	3,004,110	(19)	0.9%

(*)Represents less than 0.5% of the issued and outstanding shares.
(1)Based on information provided by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd, Malvern, PA 19355, in a Schedule 13G filed with the SEC on February 9, 2023, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31, 2022. According to such Schedule 13G, Vanguard has sole power to vote or direct the vote with respect to 0 shares of common stock, shared voting power for 524,459 shares of common stock, sole dispositive power for 27,942,295 shares of common stock, and shared dispositive power for 1,482,891 shares of common stock.
(2)Based on information provided by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055, in a Schedule 13G filed with the SEC on February 3, 2023, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31, 2022. According to such Schedule 13G, BlackRock has sole power to vote or direct the vote with respect to 25,532,518 shares of common stock and sole power to dispose or direct the disposition with respect to 28,447,145 shares of common stock.
(3)Based on information provided by T. Rowe Price Associates, Inc. (“T. Rowe Price”), 100 East Pratt Street, Baltimore, MD 21202, in a Schedule 13G filed with the SEC on February 14, 2023, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31,

2022. According to such Schedule 13G, T. Rowe Price has sole power to vote or direct the vote with respect to 9,452,243 shares of common stock and sole power to dispose or direct the disposition with respect to 20,823,995 shares of common stock.
(4)Includes 1,165,561 shares held by G Guthart & D Guthart TTE Guthart Family Trust U/A DDTD 11-9-2000, 34,800 shares held by G Guthart & D Guthart TTEE Joseph Clay Guthart 2020 Irrev TR U/A DTD 10-30-20, 34,800 shares held by G Guthart & D Guthart TTEE Mia Hannah Guthart 2020 Irrev TR U/A DTD 10-30-20, 23,297 shares directly owned, 421,785 shares of common stock issuable pursuant to options exercisable within 60 days of December 31, 2022, and 13,151 RSUs vesting within 60 days of December 31, 2022.
(5)Includes 116,300 shares directly owned, 485,669 shares issuable pursuant to options exercisable within 60 days of December 31, 2022, and 7,720 RSUs vesting within 60 days of December 31, 2022.
(6)Includes 95,712 shares owned by the Mohr Trust Dated April 15, 2005, 4,532 shares directly owned, 201,565 shares issuable pursuant to options exercisable within 60 days of December 31, 2022, and 6,718 RSUs vesting within 60 days of December 31, 2022.
(7)Includes 24,696 shares held by the Barratt-Oakley Trust dated November 29, 2004, of which Dr. Barratt is a trustee and has voting and investment authority over the shares held by the trust, and 35,526 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(8)Includes 11,224 shares directly owned and 33,156 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(9)Includes 24,837 shares directly owned and 15,243 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(10)Includes 15,000 shares directly owned and 15,693 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(11)Includes 6,769 shares directly owned, 14,159 shares issuable pursuant to options exercisable within 60 days of December 31, 2022, and 7,393 RSUs vesting within 60 days of December 31, 2022.
(12)Includes 4,581 shares directly owned and 13,950 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(13)Includes 3,415 shares directly owned, 10,361 shares issuable pursuant to options exercisable within 60 days of December 31, 2022, and 4,016 RSUs vesting within 60 days of December 31, 2022.
(14)Includes 2,787 shares directly owned and 8,268 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(15)Includes 3,102 shares directly owned and 6,327 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(16)Includes 720 shares directly owned and 5,619 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(17)Includes 1,320 shares directly owned and 3,969 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(18)Includes 555 shares directly owned and 1,671 shares issuable pursuant to options exercisable within 60 days of December 31, 2022.
(19)Includes 1,359,440 shares issuable pursuant to options exercisable within 60 days of December 31, 2022, and 53,003 RSUs vesting within 60 days of December 31, 2022. Includes shares beneficially owned by Henry L. Charlton, Myriam J. Curet, Michele B. DiMartino, and Gary H. Loeb, who are also executive officers of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4, and 5) with the SEC. Executive officers, directors, and greater-than-10% beneficial owners are required to furnish us with copies of all of these forms that they file.
Based solely on our review of these reports or written representations from certain reporting persons, we believe that, during 2022, all filing requirements applicable to our officers, directors, greater-than-10% beneficial owners, and other persons subject to Section 16(a) of the Exchange Act were met on a timely basis.
Code of Business Conduct & Ethics
We have adopted a code of business conduct and ethics that applies to all employees, including our NEOs. The full text of our code of business conduct and ethics is posted on our website at www.intuitive.com/en-us/about-us/company/legal/governance. We intend to disclose future amendments to our code of business conduct and ethics, or certain waivers of such provisions, at the same location on our website identified above.

Equity Compensation Plan Information
The following table contains information as of December 31, 2022, for two categories of equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants, and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders	14,864,589	$149.46	29,641,104
Equity compensation plans not approved by security holders (3)	602,984	$66.48	—
Total	15,467,573	$144.82	29,641,104

(1)Amounts include 10,180,989 outstanding options, 4,615,331 outstanding RSUs, and 68,269 outstanding PSUs (based on performance at target) under our Amended and Restated 2010 Incentive Award Plan and 602,984 outstanding options under our Amended and Restated 2009 Employment Commencement Incentive Plan.
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.
(3)Represents options under the Amended and Restated 2009 Employment Commencement Incentive Plan, adopted by the Board in October 2009 and first used in 2010. Options are granted at an exercise price not less than the fair market value of the stock on the date of grant and have a term not to exceed ten years. This plan expired in October 2019 and, therefore, there are no shares reserved for future grant. However, awards granted prior to the plan’s expiration continue to remain outstanding until their original expiration date.
(4)Number of securities includes 2,351,949 shares remaining available for future issuance under the 2000 Employee Stock Purchase Plan (of which 308,585 shares were issued with respect to the purchase period in effect as of December 31, 2022, which purchase period ended on January 31, 2023).
Material Features of the Amended and Restated 2009 Employment Commencement Incentive Plan
In October 2009, the Board adopted our Amended and Restated 2009 Employment Commencement Incentive Plan (the “2009 Plan”) pursuant to Rule 5653(c)(4) of the Nasdaq Global Market, which was subsequently amended by the Board in February 2011, July 2011, February 2012, July 2012, January 2013, May 2013, December 2013, and April 2015.
Awards granted under the 2009 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and, therefore, the 2009 Plan is intended to be exempt from the Nasdaq Listing Rules regarding stockholder approval of stock option and stock purchase plans. As of December 31, 2022, a total of 602,984 shares of our common stock are reserved for issuance pursuant to outstanding options under the 2009 Plan. This plan expired in October 2019 and, therefore, there are no shares reserved for future grant. However, awards granted prior to the plan’s expiration continue to remain outstanding until their original expiration date. Prior to expiration, the 2009 Plan provided for the grant of non-qualified stock options, RSUs, restricted stock awards, dividend equivalents, and stock appreciation rights. These awards were granted to individuals who were then new employees or were commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us and for whom such awards were granted as a material inducement to commencing employment with us or one of our subsidiaries.
The 2009 Plan is administered by the Compensation Committee or another committee of the Board. The plan administrator has broad discretion to take action under the 2009 Plan, as well as make adjustments to the terms and conditions of existing awards, in the event of certain transactions and events affecting our common stock, including a change in control, stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders, known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2009 Plan and outstanding awards.
The Board may amend, suspend, or terminate the 2009 Plan at any time, provided that no such action may impair any rights under any outstanding awards without the consent of the participant.

AUDIT COMMITTEE REPORT
The following report of the audit committee shall not be deemed to be “soliciting material” nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
The Audit Committee of our Board of Directors (our “Board”) is composed of “independent” directors, as determined in accordance with the Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by our Board. A copy of the charter can be found on the Company’s website at www.intuitive.com.
As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our Company’s financial statements, our compliance with legal and regulatory requirements, the assessment of the independent registered public accounting firm’s qualifications and independence, and the performance of the persons performing the internal audit duties for our Company and the independent registered public accounting firm. The Company has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s internal controls related to, for example, the reliability and integrity of the Company’s financial reporting process and the safeguarding of the Company’s assets. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls, and disclosure controls and procedures. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for 2022.
The Audit Committee has:
•Reviewed and discussed our audited financial statements with management and PwC, the independent auditors.
•Discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC“).
•Received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and discussed with the auditors their independence.
In addition, the Audit Committee has met separately with management and with PwC.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Members of the Audit Committee

Mark J. Rubash (Chair)	Joseph C. Beery	Don R. Kania, Ph.D.	Keith R. Leonard, Jr.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Audit Committee of the Board has appointed PwC, an independent registered public accounting firm, to audit the Company’s consolidated financial statements and the internal control over financial reporting for the year ending December 31, 2023. The Company is submitting the selection of PwC for ratification by the stockholders at the Annual Meeting. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The following table sets forth the fees for services rendered by our auditors, PwC, for the years ended December 31, 2022, and 2021, respectively. All of the services described in the following fee table were approved by the Audit Committee.

	2022	2021
Audit Fees	$4,659,550	$4,169,729
Audit-Related Fees	200,000	—
Tax Fees	155,453	352,450
All Other Fees	15,400	900
Total	$5,030,403	$4,523,079
Audit Fees. This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
Audit-Related Fees. This category typically consists of due diligence services.
Tax Fees. This category consists of services for tax compliance, tax advice, and tax planning.
All Other Fees. This category consists of all other services that are not reported above. The services for the fees disclosed include annual subscriptions to accounting literature and workforce analytics and human resources benchmarking platforms.
Pre-Approval Policies and Procedures
All audit services, audit-related services, tax services, and other services were pre-approved by our Audit Committee, which concluded that the provision of such services was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related, tax, and other services specifically described by the committee on an annual basis and, unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OVERVIEW OF PROPOSALS
This Proxy Statement contains five proposals requiring stockholder action. Proposal No. 1 requests the election of eleven directors to the Board. Proposal No. 2 requests an advisory approval of the compensation of our NEOs. Proposal No. 3 requests an advisory vote on the frequency of the advisory vote on the compensation of our NEOs. Proposal No. 4 requests the ratification of the appointment of the independent registered public accounting firm. We expect Proposal No. 5 to be presented by a stockholder at the Annual Meeting. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors (the “Board”) has eleven authorized seats. Craig H. Barratt, Ph.D., Joseph C. Beery, Gary S. Guthart, Ph.D., Amal M. Johnson, Don R. Kania, Ph.D., Amy L. Ladd, M.D., Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Jami Dover Nachtsheim, Monica P. Reed, M.D., and Mark J. Rubash have been nominated by the Board for election at the Annual Meeting to serve a one-year term expiring at the 2024 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. Refer to the “Directors and Corporate Governance” section above for the nominees’ biographies.
The Company’s Bylaws provide for a majority voting standard in uncontested elections of directors. As such, in an election where the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board if the number of shares voted for the nominee exceeds the number of shares voted against the nominee. However, the majority voting standard would not apply if the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting would be elected.
The majority voting standard will apply to the election taking place at the Annual Meeting. Consequently, in order to be elected, a nominee must receive more “for” votes than “against” votes. Proxies may not be voted for more than the eleven nominees, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board to fill the vacancy.
Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Vote Required
A majority of the votes cast is required to elect each of the director nominees. This means that to be elected a nominee must receive more “for” votes than “against” votes.
Recommendation of the Board

The Board recommends that stockholders vote FOR the election of Craig H. Barratt, Ph.D., Joseph C. Beery, Gary S. Guthart, Ph.D., Amal M. Johnson, Don R. Kania, Ph.D., Amy L. Ladd, M.D., Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Jami Dover Nachtsheim, Monica P. Reed, M.D., and Mark J. Rubash.

PROPOSAL NO. 2
ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The primary objective of our executive compensation program is to attract and retain a passionate team of executives who will provide leadership to make surgery more effective, less invasive, and easier on surgeons, patients, and their families. The Company accomplishes this goal in a manner consistent with its strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Company believes the compensation program for the Named Executive Officers (“NEOs”) is strongly aligned with the long-term interests of its stockholders and was instrumental in helping the Company achieve its financial performance in 2022.
At the Company’s 2022 Annual Meeting of Stockholders, our stockholders approved the compensation of our NEOs, with over 92% of the votes cast voted in favor of the proposal. The Compensation Committee continues to apply the same principles and philosophy it has used in previous years in determining executive compensation. It will continue to consider stockholder concerns and feedback in the future. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs. Refer to the Compensation Discussion and Analysis (“CD&A”) section above for a more detailed discussion.
Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the CD&A section, which discusses the Company’s compensation policies and practices and the 2022 compensation for the Company’s NEOs. The Compensation Committee and the Board believe that the Company’s compensation policies and practices are effective in achieving the Company’s goals and are consistent with stockholder interests.
The Company has determined to hold a separate stockholder vote on the compensation of our NEOs every year. Therefore, as a matter of good corporate governance and in accordance with Section 14A of the Exchange Act, we are including in this Proxy Statement a separate stockholder vote on the approval of the NEOs’ compensation, which vote is non-binding. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Executive Compensation section of this Proxy Statement, including the CD&A section and the related compensation tables and other narrative executive compensation disclosures contained therein.
The following resolution will be submitted for a stockholder vote at the 2023 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Intuitive approve, on an advisory basis, the compensation of Intuitive’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement.”
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns to the extent that there is any significant vote against the NEOs’ compensation as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. Unless the Compensation Committee or the Board modifies the Company’s determination in the frequency of future advisory stockholder votes on the compensation of the NEOs, the next advisory board vote will be held at the 2023 Annual Meeting of Stockholders.
The Board, therefore, recommends that you indicate your support for the Company’s compensation policies and practices as reflected in the compensation of the NEOs, as outlined above.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board

The Board recommends that stockholders vote, on an advisory basis, FOR the approval of the NEOs’ compensation described in the CD&A, compensation tables, and narrative discussion of this Proxy Statement.

PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with section 14A of the Securities Exchange Act, we are including in this Proxy Statement a separate stockholder vote on how frequently the advisory vote described under Proposal No. 2 (the “Advisory Approval on the Compensation of Named Executive Officers”) should occur. As with the Advisory Vote on the Compensation of Named Executive Officers, the vote described in this Proposal No. 3 is non-binding. Although this vote is non-binding, the Compensation Committee and the Board will review the results of the vote.
The Board has determined that providing stockholders with the Advisory Vote on the Compensation of Named Executive Officers once every year will be the most effective means for conducting and responding to the Advisory Vote. It provides the most consistent and clear communication channel for stockholders to express their views on our executive compensation program every year.
While the Board has determined that providing stockholders with the Advisory Vote on the Compensation of Named Executive Officers once every year is advisable and, therefore, recommends that you approve an annual vote, the Compensation Committee and the Board will consider our stockholders’ concerns and take them into account in determining how frequently the Advisory Vote on the Compensation of Named Executive Officers occurs.
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and entitled to vote on the proposal. If none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders, on an advisory basis.
Recommendation of the Board

The Board recommends that stockholders vote, on an advisory basis, for the Advisory Vote on the Compensation of Named Executive Officers to occur once every year.

PROPOSAL NO. 4
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s independent registered public accounting firm and auditor for the year ended December 31, 2022, was PricewaterhouseCoopers LLP (“PwC”). PwC has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2014. At the 2023 Annual Meeting of Stockholders, the stockholders are being asked to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting and available to respond to appropriate questions.
Vote Required
Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board

The Board recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL REGARDING PAY EQUITY DISCLOSURE
The Company has been advised that a stockholder, Myra K. Young, owner of 18 shares of our common stock, intends to present the following stockholder proposal at the Annual Meeting through her designees, John Chevedden and James McRitchie. If the stockholder (or her “qualified representatives”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.
Resolved: Myra K. Young of CorpGov.net, requests Intuitive Surgical, Inc (Intuitive) report annually on unadjusted median and adjusted pay gaps across race and gender globally and/or by country, where appropriate, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy, and legal compliance information.
Racial/gender pay gaps are the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings.
Supporting Statement: Pay inequities persist across race and gender. They pose substantial risks to companies and society. Black workers’ hourly median earnings represent 64% of white wages. Median income for women working full time is 83% of that of men.2 Intersecting race, Black women earn 63%, Native women 60%, and Latina women 55%.3 At the current rate, women will not reach pay equity until 2059, Black women 2130, and Latina women 2224.4
Citigroup estimated closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income.5 PwC estimates closing the gender pay gap could boost OECD economies by $2 trillion annually.6
Minorities represent 52.7% of Intuitive’s United States workforce and 20.4% of VP leadership. Figures for women are 35.6% and 22.9%, respectively.7 Actively managing pay equity is linked to superior stock performance and return on equity.8
2 https://www.nationalpartnership.org/our-work/resources/economic-justice/fair-pay/americas-women-and-the-wage-gap.pdf
3 https://www.aauw.org/app/uploads/2021/09/AAUW_SimpleTruth_2021_-fall_update.pdf
4 https://iwpr.org/iwpr-publications/quick-figure/the-gender-pay-gap-1985-to-2020-with-forecast-for-achieving-pay-equity-by-race-and-ethnicity/
5 https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
6 https://www.pwc.com/hu/en/kiadvanyok/assets/pdf/women-in-work-2021-executive-summary.pdf
7 2021-intuitive-sustainability-report.pdf
8 https://www.mckinsey.com/capabilities/people-and-organizational-performance/our-insights/promoting-gender-parity-in-the-global-workplace ; https://www.issgovernance.com/file/publications/ISS-ESG-Gender-Diversity-Linked-to-Success.pdf

Best practice includes:
1.unadjusted median pay gaps, assessing equal opportunity to high-paying roles,
2.statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.
Over 20 percent of the 100 largest U.S. employers currently report adjusted gaps, and an increasing number of companies disclose unadjusted gaps to address the structural bias women and minorities face regarding job opportunity and pay.9 Intuitive reports neither.
Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization.10 The United Kingdom and Ireland mandate disclosure of median pay gaps, and the United Kingdom is considering racial pay reporting.
While Intuitive Surgical reports diversity data, unadjusted median adjusted pay gaps show, quite literally, how the Company assigns value to its employees through the roles they inhabit and pay they receive. Pay gap reporting provides digestible, comparable data to determine progress over time.
An annual report adequate for investors to assess performance could integrate base, bonus and equity compensation to calculate:
•percentage median and adjusted gender pay gap, globally and/or by country
•percentage median and adjusted racial/minority/ethnicity pay gap, U.S. and/or by country
To Enhance Shareholder Value, Vote FOR
Pay Equity Disclosure — Proposal 5

9 https://diversiq.com/which-sp-500-companies-disclose-gender-pay-equity-data/
10 https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf

BOARD STATEMENT IN OPPOSITION
Intuitive has an established commitment to fair, competitive, and transparent pay practices for our employees and undertakes many initiatives designed to ensure employees are paid equitably. Our continued success depends on the collective strengths of our employees, and we are dedicated to attracting, retaining, and rewarding the performance of our diverse workforce to best meet the needs of our customers and their patients. We build principles of pay equity into our performance management process and conduct pay equity reviews regularly to help us understand whether our compensation structure is appropriate and to identify potential improvements. The results of our most recent pay equity audit, published in our 2022 ESG Report and discussed below, demonstrate Intuitive’s commitment to pay equity.
Given the Company’s strong programs, practices, and disclosure, the Board has carefully considered this proposal and believes that the adoption of this proposal is not in the best interests of the Company’s stockholders, because it would not enhance Intuitive’s comprehensive commitment to pay equity as part of our broader commitment to inclusion and diversity across our workforce. Furthermore, it is unnecessary and would lead to an imprudent diversion of resources from the significant work we are already doing. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the reasons set forth below.
We are committed to fairly and equitably compensating our employees, and our executive team and Board support this commitment.
At Intuitive, our policy is to employ, retain, promote, and otherwise treat all employees equitably based on merit, qualifications, and competence. Our Commitment to Pay Equity Statement, which can be found at https://www.intuitive.com/enus/-/media/ISI/Intuitive/Pdf/intuitive-pay-equity-statement-1058021.pdf, emphasizes our commitment to pay fairness and opportunity for all of our employees, regardless of gender, race/ethnicity, or any other protected characteristics, as well as the steps we take in support of that commitment.
To help ensure consistency in compensation among employees who occupy jobs of similar scope and complexity, our compensation programs set pay targets by job family and job level using market pay data from multiple acclaimed market surveys. Individual pay decisions are based on numerous factors, including job performance, experience, skills and abilities, location, and scope and internal value of the job. We design our compensation programs to minimize disparate treatment based on gender, race/ethnicity, or any other protected characteristics.
We have policies and practices that reinforce our commitment to fair and equitable compensation for all employees.
We utilize a robust annual global process to review all employees’ performance and pay. We provide managers with data on where an employee’s pay is relative to the job-specific, market-aligned range for peers, as well as training on making compensation recommendations, which reflect the job-specific, market-based salary range and individual performance, as well as experience in the role. Employees are encouraged to share pay equity concerns with management or their Human Resources Business Partner, or confidentially through our reporting hotline.
We conduct pay equity reviews regularly to help us understand whether our compensation structure is appropriate and identify potential improvements. In addition, we utilize a robust review process with an independent consulting firm for gender and race/ethnicity, hiring, promotion, and wage equity to determine whether any statistically significant pay differences exist between gender identities and between the various race/ethnicity categories. If we identify pay disparities, we evaluate further to determine whether remedial adjustments are appropriate.
In 2022, we conducted a comprehensive pay equity audit for our full-time U.S. workforce, including adjustments for job role and location among other factors. We found that our adjusted pay gap relative to U.S. self-identified gender was female employees earn 100.5% of male employees. Our adjusted pay gap relative to U.S. self-identified race/ethnicity was employees who identify as non-white earn 99.8% of employees who identify as white. Under our analysis, neither of these differences were statistically significant given our population size. We are proud to have strong pay practices and policies in place that have helped us to achieve this level of pay equity. These measures provide insight into our efforts to provide fair compensation and opportunity and demonstrate that pay decisions are based on non-discriminatory factors, such as an employee’s job role and location.
The proposed unadjusted global and/or country-by-country median pay gap metric, as requested in the proposal, does not reflect how our Company measures and monitors our progress in advancing women and people of color and increasing their representation in leadership roles within our Company. We believe the requested median pay gap metric is at best confusing and at worst misleading, because it primarily reflects the distribution of employees with different skill sets across different job markets (including higher- and lower-paid geographies) and functions (including higher- and lower-paid job categories and role types). For example, if a company had a significant concentration of employees in lower-cost geographies with high male representation, it could lead to a low gender pay gap on a global or country-by-country basis. In turn, efforts by that company to increase its female representation in these lower-cost geographies would result in a higher gender pay gap, which does not provide support or incentive for the appropriate actions and policies. An adjusted pay gap metric, on the other hand, accounts for factors that impact pay, including a company’s structure, such as geographic location, distribution of businesses, labor markets and geographies, different job categories and role types, and female- or male-dominated employee populations.
Although the proposal’s request for unadjusted median pay gap disclosure may be intended to provide transparency with respect to pay equity and equal opportunity, this proposal ignores that sharing racial/ethnic information for employees outside the U.S. may not even be possible in many countries, in part due to privacy laws, and, regardless, such information does not demonstrate whether our women and racial and ethnic minority employees are being paid fairly for the roles that they are doing. We also believe this median statistic does not accurately depict gender representation or fairness at Intuitive’s various locations around the world. Our shareholders can find information about the percentage representation of women and U.S. racial and ethnic minority employees in our workforce on our website (at https://www.intuitive.com/en-us/about-us/company/inclusion-diversity/fair-practices) and in our 2022 ESG Report. We have additionally published our U.S. 2021 EEO-1 Report on our website.
We already disclose substantial information regarding the diversity of our workforce and our progress toward increasing leader and employee representation.
We believe the most relevant information for the Company and shareholders to track our progress in increasing the gender and racial/ethnic diversity in our workforce is to measure actual representation. To that end, we disclose the percentage representation of women globally and people of color in the United States and its trend over time in our annual proxy statement and ESG Report. We have also disclosed our year-end 2022 U.S. racial/ethnic mix in the 2022 ESG Report and on our website.
•At the end of 2022, globally, women made up 37.2% of our total employee base across all levels, compared with 35.6% in 2021 and 33.6% in 2020. In the U.S., at the end of 2022, people of color made up 54.7% of our total employee base across all levels, compared with 52.7% in 2021 and 50.7% in 2020.
•At the director and manager levels, globally, women representation was 32.1% in 2022, an increase from 30.1% in 2021 and 28.1% in 2020, and, in the U.S., representation of people of color was 44.7% in 2022, an increase from 43.9% in 2021 and 41.0% in 2020.
•At the VP level or above, globally, women representation was 25.0% in 2022, an increase from 22.9% in 2021 and 19.4% in 2020, and, in the U.S., representation of people of color was 19.8% in 2022, a slight decrease from 20.4% in 2021 and an increase from 17.8% in 2020.
•At the end of 2022, our U.S. racial/ethnic mix was 45.3% White, 34.7% Asian, 11.0% Hispanic/Latino, 5.1% Black, and 3.9% other groups. At the director and manager levels, it was 55.3% White, 29.7% Asian, 8.1% Hispanic/Latino, 4.1% Black, and 2.8% other groups. At the VP level or above, it was 80.2% White, 12.1% Asian, 3.4% Hispanic/Latino, 0.9% Black, and 3.4% other groups.
•On our Board, 36% are women while 27% self-identify as African American, Hispanic, or Middle Eastern and Asian. We believe that maintaining a mix of backgrounds and experience on our Board is vital to understanding, meeting, and reflecting the needs of our diverse stakeholders and committing to increasing leadership diversity.
We intend to publish these population metrics in our ESG Report annually and to continue to use the data to inform decisions that move us toward greater inclusion.
Our inclusion and diversity initiatives and disclosures, including the pay equity data published in our 2022 ESG Report, demonstrate a strong commitment to pay equity and increasing inclusion and diversity at all levels of the Company.
Consistent with the research cited in the proposal, Intuitive is committed to empowering our employees from every background to fully contribute toward our shared purpose of expanding the potential of physicians to heal without constraints. In partnership with our Vice President of Global Inclusion and Diversity, the I&D Council is a key

driver for our I&D goals, strategy, and progress. Established in 2016, the I&D Council is composed of cross-functional leaders engaged in building our culture of inclusion.
As part of our I&D strategy, we strive to increase leader and employee representation to fuel innovation and better mirror our customers and the patients they serve. This includes diverse talent sourcing, strengthening our hiring process rigor and training, and thoughtful succession and talent planning. In 2022, we expanded our capabilities to recruit and hire top candidates from traditionally underrepresented groups in our full-time, contingent worker, and intern populations. Our internship program also provides mentorship opportunities for existing employees. In addition, we introduced a newly required “License to Hire” training for hiring managers and interview teams. This on-demand training includes ways to prevent bias in the interview process, as well as how to apply consistency and rigor in candidate selection. We implemented new systems and practices to increase the diversity of candidate slates and streamline our interview practices to improve the diversity of our talent pipeline and enhance the interview experience.
We strive to create an environment in which employees from all backgrounds feel welcome, supported, and valued. In a 2022 global employee survey, 90% of respondents agreed with the statement “I feel I belong at Intuitive” and “My direct manager is committed to supporting an inclusive environment.” In a separate 2022 unaided survey, employees listed “innovative,” “collaborative,” and “inclusive” as the top three words to describe our corporate culture. Our employee efforts include providing development opportunities for employees at all levels, supporting employee resource groups for underrepresented identities, inclusion training and education, leader support, thoughtful facilities planning to ensure an accessible experience for all employees, and offering compelling benefits that are oriented to the needs of our workforce. As part of those efforts, in early 2022, we conducted a U.S. “census” campaign to encourage employees to share updated and expanded self-ID information in order to optimize our inclusion and diversity investments and reporting.
We provide extra focus and investment to support traditionally underrepresented and marginalized communities, including women, people of color, members of the LGBTQ+ community, military veterans, and employees with disabilities. We do this through our volunteer-led Employee Resource Groups (“ERGs”) to create spaces for community building and provide support for employees from traditionally marginalized groups. ERGs host events to cultivate an inclusive culture, provide education and awareness, and support recruiting and retaining employees from diverse backgrounds. In 2022, ERG membership grew by 60%, and our I&D team provided additional support for ERG leaders via a 1:1 coaching program. We also have engaged with industry partners to bring benchmarking and focused expertise to advance our inclusive practices.
We remain committed to promoting diversity in the workplace as evidenced by the ongoing efforts described above. This proposal calls for the creation of a report that would not enhance the Company’s commitment to pay equity, inclusion, and diversity.
We believe that the adoption of this proposal is unnecessary, as it would not enhance Intuitive’s established commitment to pay equity, inclusion, and diversity or provide our stockholders with any new, meaningful disclosures. As discussed above, we are committed to pay equity, diverse leadership representation, and fairness, and we have strong programs and practices supporting this commitment. In addition, we already publicly disclose robust information regarding our pay equity practices, including the results of our 2022 pay equity audit, as well as the diversity of our workforce and our efforts to hire and promote women and racially and ethnically diverse employees. We remain fully committed to ongoing efforts to promote diversity and foster an inclusive environment for all employees.
Vote Required
Approval of Proposal No. 5 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board

The Board unanimously recommends that stockholders vote AGAINST this proposal.

OTHER INFORMATION
Other Matters at the 2023 Annual Meeting of Stockholders
We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
Security Holder Communication with Board Members
Any holder of our securities may contact our Board or a specified individual director by writing to the attention of our Board or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:
•The name, mailing address, and telephone number of the security holder sending the communication.
•The number and type of our securities owned by such security holder.
•If the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our investor relations department will forward all appropriate communications to our Board or individual members of our Board as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to our Board, or any individual member of our Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from our Company or any of our operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.
Company Website
References to our Company website are made throughout this Proxy Statement. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

NON-GAAP FINANCIAL MEASURES
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use the following non-GAAP financial measures: non-GAAP income from operations and non-GAAP net income attributable to Intuitive Surgical, Inc. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan expenses, and other special items. Long-term incentive plan expense relates to phantom share awards granted in China by our Intuitive-Fosun joint venture, to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of our business within the period. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe that these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations, excluding amortization of intangible assets, SBC and long-term incentive plan expenses, litigation charges and recoveries, and a gain on the sale of a business.
Non-GAAP net income attributable to Intuitive Surgical, Inc. We define non-GAAP net income as net income attributable to Intuitive Surgical, Inc., excluding amortization of intangible assets, SBC and long-term incentive plan expenses, litigation charges and recoveries, a gain on the sale of a business, gains (losses) on strategic investments, adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects, and tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements, and the net tax effects related to intra-entity transfers of non-inventory assets. We exclude the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because we do not believe these items correlate with the on-going results of our core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on our operating results. Our calculated non-GAAP effective tax rate is generally higher than our GAAP effective tax rate.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income attributable to Intuitive Surgical, Inc. exclude items such as amortization of intangible assets, SBC and long-term incentive plan expenses, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income attributable to Intuitive Surgical, Inc. may differ from the components that our peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive Surgical, Inc. and evaluating non-GAAP net income attributable to Intuitive Surgical, Inc. together with net income attributable to Intuitive Surgical, Inc. calculated in accordance with GAAP.

The table below sets forth the reconciliation of GAAP financial measures to non-GAAP financial measures.

	Twelve months ended
Amounts in millions	December 31, 2022	December 31, 2021
GAAP income from operations	$1,577.1	$1,821.0
Share-based compensation expense	513.2	451.5
Long-term incentive plan expense	6.8	8.1
Amortization of intangible assets (1)	27.8	27.4
Litigation charges (recoveries)	27.7	(0.9)
Gain on sale of business	(3.8)	—
Non-GAAP income from operations	$2,148.8	$2,307.1

GAAP net income attributable to Intuitive Surgical, Inc.	$1,322.3	$1,704.6
Share-based compensation expense	513.2	451.5
Long-term incentive plan expense	6.8	8.1
Amortization of intangible assets (1)	27.8	27.4
Litigation charges (recoveries)	27.7	(0.9)
Gain on sale of business	(3.8)	—
(Gains) losses on strategic investments	21.2	(14.6)
Tax adjustments	(217.1)	(362.1)
Adjustments attributable to noncontrolling interest in joint venture	(3.3)	(4.7)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$1,694.8	$1,809.3

(1)Beginning with the quarter ended March 31, 2022, the Company is no longer adjusting non-GAAP income from operations or non-GAAP net income attributable to Intuitive Surgical, Inc. for charges relating to intellectual property and license arrangements expensed to R&D. The Company made these changes to its presentation of non-GAAP financial measures based on its understanding of the U.S. Securities and Exchange Commission’s (the “SEC”) current views on this practice from knowledge of communications between the SEC and a number of pharmaceutical and life sciences companies and independent registered public accounting firms. Historical non-GAAP measures have been adjusted for comparability. For the year ended December 31, 2021, the impact of this adjustment was a decrease in non-GAAP income from operations of $8.0 million and a decrease in non-GAAP net income attributable to Intuitive Surgical, Inc. of $6.3 million.

INTUITIVE SURGICAL, INC.
1020 KIFER ROAD
SUNNYVALE, CA 94086

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INTUITIVE SURGICAL, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Craig H. Barratt, Ph.D.	☐	☐	☐
1b. Joseph C. Beery	☐	☐	☐
1c. Gary S. Guthart, Ph.D.	☐	☐	☐
1d. Amal M. Johnson	☐	☐	☐
1e. Don R. Kania, Ph.D.	☐	☐	☐
1f. Amy L. Ladd, M.D.	☐	☐	☐
1g. Keith R. Leonard, Jr.	☐	☐	☐
1h. Alan J. Levy, Ph.D.	☐	☐	☐
1i. Jami Dover Nachtsheim	☐	☐	☐
1j. Monica P. Reed, M.D.	☐	☐	☐
1k. Mark J. Rubash	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.	For	Against	Abstain
2. To approve, by advisory vote, the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on Proposal 3.	1 Year	2 Years	3 Years	Abstain
3. To approve, by advisory vote, the frequency of the advisory vote on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.	For	Against	Abstain
4. The ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5.	For	Against	Abstain
5. The stockholder proposal regarding pay equity disclosure.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V00961-P88800

INTUITIVE SURGICAL, INC.
Annual Meeting of Stockholders
April 27, 2023 3:00 P.M., Pacific Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gary S. Guthart, Ph.D. and Gary H. Loeb, or either of them, as proxies, each with the power to appoint his or her substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Intuitive Surgical, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 P.M., Pacific Daylight Time on April 27, 2023, via live webcast at www.virtualshareholdermeeting.com/ISRG2023, and in person at Intuitive Surgical, Inc., 1020 Kifer Rd., Sunnyvale, CA 94086, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. To the extent no directions are given on a proposal, this proxy will be voted "FOR" all nominees in Proposal 1, "FOR" Proposals 2 and 4, "1 Year" for Proposal 3, and "AGAINST" Proposal 5 in accordance with the Board of Directors' recommendations.

Any additional business as properly may come before the Annual Meeting of Stockholders or any adjournment or postponement thereof will be voted in accordance with the judgment of the person voting the proxy. You may revoke this proxy at any time prior to commencement of voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side